Exhibit 4.2
EXECUTION COPY
RULES-BASED MEDICINE, INC.
INVESTORS’ RIGHTS AGREEMENT
October 12, 2007

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TABLE OF CONTENTS
(continued)

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TABLE OF CONTENTS
(continued)

Page
9.13 Delays or Omissions	37

9.14 Acknowledgment	37

9.15 Additional Parties	38

9.16 Stock Split	38

9.17 Liquidation Examples	38

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INVESTORS’ RIGHTS AGREEMENT
     THIS INVESTORS’ RIGHTS AGREEMENT is made as of the 12th day of October, 2007, by and among Rules-Based Medicine, Inc., a Delaware corporation (the “Company”), each of the investors listed on Schedule A hereto (each an “Investor” and together the “Investors”), and each of the holders of Common Stock of the Company listed on Schedule B hereto (each, a “Common Holder”). The Investors and Common Holders shall collectively be referred to as the "Stockholders.”
RECITALS
     WHEREAS, the Company and the Investors are parties to the Series A-1 Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”); and
     WHEREAS, in order to induce the Investors to enter into the Purchase Agreement, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to, among other things, cause the Company to register shares of Common Stock issuable to the Investors, receive certain information from the Company, participate in future equity offerings by the Company, elect certain members of the board of directors of the Company, have certain rights of first refusal and co-sale rights with respect to sales and transfers by certain Common Holders, and shall govern certain other matters as set forth in this Agreement;
     NOW, THEREFORE, the parties hereby agree as follows:
     1. Definitions. For purposes of this Agreement:
          1.1 “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.
          1.2 “Common Stock” means shares of the Company’s common stock, par value $0.001 per share.
          1.3 “Damages” means any loss, damage, or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

          1.4 “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.
          1.5 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
          1.6 “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.
          1.7 “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.
          1.8 “Form S-2” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.
          1.9 “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.
          1.10 “GAAP” means generally accepted accounting principles in the United States.
          1.11 “Holder” means any Investor or Common Holder holding Registrable Securities, or any assignee of record of such Registrable Securities to whom the rights under this Agreement have been duly assigned in accordance with this Agreement; provided, that for purposes of this Agreement, a holder of shares of Series A-1 Preferred Stock shall be deemed to be the Holder of the number of shares of Common Stock issuable upon conversion of such shares of Series A-1 Preferred Stock; provided, further, that the Common Holders shall not be deemed Holders for the purposes of Sections 2.1, 2.9 and 2.10. The Company shall not be obligated to register shares of Series A-1 Preferred Stock, and Holders of Registrable Securities shall not be required to convert their shares of Series A-1 Preferred Stock into Common Stock in order to exercise the registration rights granted under this Agreement until immediately before, and contingent upon, the closing of the offering to which the registration relates.
          1.12 “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

          1.13 “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.
          1.14 “Key Employee” means any executive-level employee (including division director and vice president-level positions) as well as any employee who, either alone or in concert with others, develops, invents, programs, or designs any Company Intellectual Property (as defined in the Purchase Agreement).
          1.15 “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.
          1.16 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.
          1.17 “Preferred Stock” means shares of the Company’s Series A-1 Preferred Stock.
          1.18 “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Series A-1 Preferred Stock; (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investors after the date hereof; (iii) the shares of Common Stock held by the Common Holders set forth on Schedule B-1 attached hereto; provided, that such shares of Common Stock shall not be deemed Registrable Securities and the Common Holders shall not be deemed “Holders” for the purposes of Sections 2.1, 2.9 and 2.10 and (iv) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 9.2, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Section 2.12 of this Agreement.
          1.19 “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.
          1.20 “SEC” means the Securities and Exchange Commission.
          1.21 “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.
          1.22 “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.
          1.23 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
          1.24 “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities.
          1.25 “Series A-1 Director” means any director of the Company that the holders of record of the Series A-1 Preferred Stock are entitled to elect pursuant to the Company’s Certificate of Incorporation.
          1.26 “Series A-1 Preferred Stock” means shares of the Company’s Series A-1 Preferred Stock, par value $0.001 per share.
     2. Registration Rights. The Company covenants and agrees as follows:
          2.1 Demand Registration.
               (a) Form S-1 Demand. If at any time after the earlier of (i) January 1, 2012 or (ii) one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request from Investors (the “Initiating Investors”) holding more than fifty percent (50%) of the then-outstanding shares of Series A-1 Preferred Stock (a “Majority in Interest”) that the Company file a Form S-1 registration statement with respect to at least thirty percent (30%) of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of Selling Expenses, would exceed $15 million), then the Company shall (i) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Investors other than the Initiating Investors, and (ii) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Investors, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Investors requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Investors, as specified by notice given by each such Investor to the Company within twenty (20) days of the date of the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(c) and Section 2.3.
               (b) Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Initiating Investors representing a Majority in Interest that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Investors having an anticipated aggregate offering price, net of Selling Expenses, of at least $3 million, then the Company shall within ten (10) days after the date such request is given, give a Demand Notice to all Investors other than the Initiating Investors, and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Investors, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Investors, as specified by written notice given by each such Investor to the Company within twenty (20) days of the date of the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(c) and Section 2.3.
               (c) Notwithstanding the foregoing obligations, if the Company furnishes to the Initiating Investors a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing for a period of not more than seventy five (75) days after the request of the Initiating Investors is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such seventy five (75) day period other than pursuant to a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.
               (d) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a) (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to Section 2.1(a); or (iii) if the Initiating Investors propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(b) (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two registrations pursuant to Section 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Section 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Investors withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Section 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1(d).
               2.2 Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Investors, to the extent permissible) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.6.
          2.3 Underwriting Requirements.
               (a) If, pursuant to Section 2.1, the Initiating Investors intend to distribute the Registrable Securities covered by its request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Initiating Investors, subject only to the approval of the Company (which shall not be unreasonably withheld or delayed). In such event, the right of any Investor to include such Investor’s Registrable Securities in such registration shall be conditioned upon such Investor’s participation in such underwriting and the inclusion of such Investor’s Registrable Securities in the underwriting. Each Investor, to the extent it proposes to distribute its securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 2.3, if the managing underwriter(s) advise(s) the Initiating Investors in writing that marketing factors require a limitation on the number of shares to be underwritten, then the number of Registrable Securities that may be included in the underwriting shall be allocated among all participating Investors in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Investor, or in such other proportion as shall be mutually agreed by all such participating Investors; provided, however, that the number of Registrable Securities held by the Investors to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.
               (b) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of a Holder’s Registrable Securities in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated first among the Investors in proportion (as nearly as practicable)to the number of Registrable Securities owned by each such participating Investor, or in such other proportions as shall be mutually agreed by all such participating Investors until all Registrable Securities requested to be included in such offering by the Investors are included in such offering, and second to the Common Holders pro rata among the Common Holders on the basis of the number of shares of Registrable Securities requested to be included in such registration by each such Common Holder. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, and (ii) the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Section 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.
               (c) For purposes of Section 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.3(a), fewer than seventy five percent (75%) of the total number of Registrable Securities that the Investors had requested to be included in such registration statement are actually included.
          2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
               (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Investors (or, to the extent that no Registrable Securities of such Investors are included in such registration statement, the Holders of a majority of the Registrable Securities registered thereunder), keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period such Holders refrain, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended, if necessary, until such time as all such Registrable Securities held by such Holders are sold;
               (b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;
               (c) furnish to the Holders of Registrable Securities covered by such registration statement such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as such Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;
               (d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the Holders of Registrable Securities covered by such registration statement; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;
               (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;
               (f) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;
               (g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
               (h) promptly make available for inspection by the participating Investors, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the participating Investors, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;
               (i) notify each Holder of Registrable Securities covered by such registration statement, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and
               (j) after such registration statement becomes effective, notify each Holder of Registrable Securities covered by such registration statement of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

          2.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of each Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.
          2.6 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for the Holders requesting registration who shall be designated by the a Majority in Interest of the participating Investors in the event any of the Investors’ Registrable Securities are included in such registration (“Investor Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of Investors holding a majority of the Registrable Securities to be included in such registration (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless a Majority in Interest of the Investors agrees to forfeit their right to one registration pursuant to Section 2.1(a) or Section 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Investors have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Investors at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Investors shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Section 2.1(a) or Section 2.1(b). A portion of the Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by each Holder pro rata on the basis of the number of Registrable Securities registered on such Holder’s behalf.
          2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.
          2.8 Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:
               (a) To the extent permitted by law, the Company will indemnify and hold harmless the Holders, and their partners, members, officers, directors, and stockholders, if applicable; legal counsel and accountants for the Holders; any underwriter (as defined in the Securities Act) for the Holders; and each Person, if any, who controls a Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to the Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of the Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.
               (b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), and any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or any other selling Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by a Holder by way of indemnity or contribution under Sections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.
               (c) Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

               (d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) a Holder will not be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.
               (e) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and the Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.
          2.9 Reports Under Exchange Act. With a view to making available to the Investors the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration or pursuant to a registration on Form S 3, the Company shall:
               (a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;
               (b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and
               (c) furnish to the Investors, so long as the Investors own any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S 3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing the Investors of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form). So long as the Company is filing such reports and documents electronically, it shall be entitled to furnish such documents by electronic delivery or by reference to the website maintained by the SEC on which the reports and documents are filed.
          2.10 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the a Majority in Interest of the Investors, enter into any agreement with any holder or prospective holder of any securities of the Company that allow such holder or prospective holder (i) to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Investors that are included, or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder.
          2.11 “Market Stand off” Agreement. Each Holder hereby agrees that he, she or it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company for its own behalf of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days (or such longer period, not to exceed 34 days after the expiration of such 180-day period, if requested by the Company or an underwriter in order to comply with National Association of Securities Dealers Rule 2711)), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise; provided, however, notwithstanding the foregoing or anything else to the contrary contained in this Agreement, each Holder shall be entitled to make a bona fide pledge (including a right of foreclosure) of Common Stock, or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock, to a bank, financial institution or like entity. The foregoing provisions of this Section 2.11 shall apply only to the IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Holders only if all officers, directors and stockholders holding more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to the conversion into Common Stock of all outstanding Preferred Stock) are subject to the same restrictions. The underwriters in connection with such registration are intended third party beneficiaries of this Section 2.11 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2.11 or that are necessary to give further effect thereto.
          2.12 Termination of Registration Rights. The right of the Holders to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.1 or Section 2.2 shall terminate upon the earliest to occur of:
               (a) the closing of a Deemed Liquidation Event, as such term is defined in the Company’s Certificate of Incorporation;
               (b) such time at which all Registrable Securities held by such Holder (and any affiliate of such Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in a single market sale on a single day without registration in compliance with Rule 144 of the Act.
     3. Information and Observer Rights.
          3.1 Delivery of Financial Statements. The Company shall deliver to the Investors:
               (a) as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and a comparison between (x) the actual amounts as of and for such fiscal year and (y) the comparable amounts for the prior year and as included in the Budget (as defined in below) for such year, with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by PMB Helin Donovan, LLP or any other independent public accountants of nationally or regionally recognized standing selected by the audit committee of the Company’s Board of Directors in accordance with its charter;
               (b) as soon as practicable, but in any event within forty five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);
               (c) upon the reasonable request of any Investor, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Investor to calculate its percentage equity ownership in the Company, and certified by the chief financial officer and chief executive officer of the Company as being true, complete, and correct;
               (d) as soon as practicable, but in any event within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows for such month, and an unaudited balance sheet and statement of stockholders’ equity as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);
               (e) with respect to the financial statements called for in Section 3.1(a), Section 3.1(b) and Section 3.1(d), an instrument executed by the chief financial officer and chief executive officer of the Company certifying that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (except as otherwise set forth in Section 3.1(b) and Section 3.1(d)) and fairly present the financial condition of the Company and its results of operation for the periods specified therein; and
               (f) such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as the Investors may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Section 3.1 to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.
If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing Sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.
Notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

          3.2 Inspection. The Company shall permit the Investors to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Investors; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.
          3.3 Termination of Information Rights. The covenants set forth in Section 3.1 and Section 3.2 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, or (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, whichever event occurs first.
     4. Rights to Future Stock Issuances.
          4.1 Right of First Offer. Subject to the terms and conditions of this Section 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer to the Investors and each Common Holder identified on Schedule B-1 hereto (the Investors and Common Holders set forth on Schedule B-1 are collectively referred to as the “Major Holders” and individually, as a “Major Holder”)) such Major Holder’s Pro Rata Share (as defined below) of such New Securities. Each Major Holder shall be entitled to apportion the right of first offer hereby granted to it among itself and its Affiliates in such proportions as it deems appropriate. A Major Holder’s “Pro Rata Share” for purposes of this right of first offer is the ratio of (x) the number of shares of Fully-Diluted Common Stock (as defined below) of the Company held by such Major Holder to (y) the total number of shares of Fully-Diluted Common Stock of the Company then held by all Major Holders. “Fully-Diluted Common Stock” for purposes of this right of first offer shall mean, at any time, the then outstanding shares of Common Stock plus (without duplication) all shares of Common Stock issuable (at the time or upon passage of time or the occurrence of future events), upon the exercise, conversion or exchange of all then outstanding rights, warrants, options, convertible securities or other rights or securities convertible into, directly or indirectly, Common Stock, including all Common Stock issuable upon the conversion of the shares of Series A-1 Preferred Stock.
               (a) The Company shall give notice (the “Offer Notice”) to each Major Holder, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.
               (b) By notification to the Company within twenty (20) days after the Offer Notice is given, each Major Holder may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to such Major Holder’s Pro Rata Share of New Securities. At the expiration of such twenty (20) day period, the Company shall promptly notify each Major Holder that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Holder”) of any other Major Holder’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Holder may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Major Holders were entitled to subscribe but that were not subscribed for by the Major Holders which is equal to the ratio of (y) the number of shares of Fully-Diluted Common Stock of the Company then held by such Fully Exercising Holder, to (y) the total number of shares of Fully-Diluted Common Stock of the Company then held by all Fully Exercising Holders who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Section 4.1(b) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 4.1(c).
               (c) If the New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 4.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Section 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Major Holders in accordance with this Section 4.1.
               (d) The right of first offer in this Section 4.1 shall not be applicable to (i) shares of Common Stock issued or issuable upon conversion of outstanding shares of Series A-1 Preferred Stock; (ii) shares of Common Stock (or options or rights for Common Stock) granted pursuant to the Company’s 2007 Long Term Incentive Plan (the “Plan”), or any other written stock option, stock purchase, stock incentive or stock appreciation plan or arrangement, and any increase in the number of shares of Common Stock reserved for issuance pursuant to any of the foregoing; provided, that any increase in the number of shares of Common Stock reserved for issuance pursuant to the Plan or adoption of any other plan or arrangement is approved by a majority of the members of the Board of Directors, including the Series A-1 Director Approval and by the holders of a majority of the outstanding shares of Series A-1 Preferred Stock pursuant to the terms of the Series A-1 Preferred Stock; (iii) shares of the Company’s Common Stock or preferred stock (and/or options, rights or warrants for Common Stock or preferred stock) issued or issuable in connection with an acquisition transaction, building or equipment lease transaction, bank loan transaction, strategic alliance or partnering arrangement that is not primarily for equity financing purposes and that is approved by a majority of the members of the Board of Directors, including the Series A-1 Director Approval; (iv) shares of the Company’s Common Stock or preferred stock issued in connection with any stock split or stock dividend; and (v) shares of Common Stock issued in the IPO. For purposes of this Agreement, the “Series A-1 Director Approval” shall mean the written approval of the Series A-1 Director of resolutions distributed pursuant to an action by prior written consent of the Board of Directors or in advance of any meeting of the Board of Directors in which action is taken by the Board of Directors with respect to such resolutions together with any changes made to such resolutions after such distribution approved in writing by the Series A-1 Director.

          4.2 Termination of Covenants. The covenants set forth in Section 4.1 shall terminate and be of no further force or effect immediately upon the conversion of the last outstanding share of Series A-1 Preferred Stock into Common Stock.
     5. Additional Covenants.
          5.1 Insurance. The Company shall use its commercially reasonable efforts to obtain, within ninety (90) days of the date hereof, from financially sound and reputable insurers Directors and Officers liability insurance in an amount and on terms and conditions satisfactory to the Board of Directors, and will use commercially reasonable efforts to cause such insurance policy to be maintained until such time as the Board of Directors determines that such insurance should be discontinued. The Directors and Officers liability insurance shall not be cancelable by the Company without prior written approval by the Investors.
          5.2 Employee Agreements. The Company will cause (i) each Key Employee to enter into a Confidential Information, Invention Assignment and Non-Competition Agreement, substantially in the form attached hereto as Exhibit A and (ii) each other employee now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) to enter into a Confidential Information and Invention Assignment Agreement, substantially in the form attached hereto as Exhibit B.
          5.3 Employee Stock. Unless otherwise approved by a majority of the members of the Board of Directors, including the Series A-1 Director Approval, all future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a five (5) year period, with the first twenty percent (20%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following forty-eight (48) months, and (ii) a market stand-off provision substantially similar to that in Section 2.11. In addition, unless otherwise approved by a majority of the members of the Board of Directors, including the Series A-1 Director Approval, the Company shall retain a “right of first refusal” on employee transfers until the Company’s IPO and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock.
          5.4 Matters Requiring Board Approval. The Company hereby covenants and agrees that it shall not, without the approval of a majority of the members of the Board of Directors, including the Series A-1 Director Approval:
               (a) make, or permit any subsidiary to make, any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;
               (b) create or hold capital stock in any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Company, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Company, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or related transactions) of all or substantially all of the assets of such subsidiary;
               (c) make, or permit any subsidiary to make, any loan or advance to any Person, including, without limitation, any employee or director of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of the Plan or any other employee stock or option plan approved by a majority of the members of the Board of Directors, including the Series A-1 Director Approval;
               (d) guarantee, directly or indirectly, or permit any subsidiary to guarantee, directly or indirectly, any indebtedness for borrowed money, except for trade accounts of the Company or any subsidiary arising in the ordinary course of business, or guarantee, create or authorize the creation of, or issue, or authorize the issuance of any debt security in excess of $250,000 in the aggregate that has not previously been approved by a majority of the members of the Board of Directors, including the Series A-1 Director Approval, other than trade credit incurred in the ordinary course of business, or permit any subsidiary to take any such action with respect to any such debt security;
               (e) make any investment inconsistent with any investment policy approved by a majority of the members of the Board of Directors, including the Series A-1 Director Approval;
               (f) incur any aggregate indebtedness for borrowed money in excess of $250,000 in the aggregate that has not previously been approved by a majority of the members of the Board of Directors, including the Series A-1 Director Approval, other than trade credit incurred in the ordinary course of business;
               (g) otherwise enter into or be a party to any transaction with any director, officer, or employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such Person, except for transactions contemplated by or described in this Agreement, and the Purchase Agreement, or transactions made in the ordinary course of business and pursuant to reasonable requirements of the Company’s business and upon fair and reasonable terms that are approved by a majority of the members of the Board of Directors, including the Series A-1 Director Approval;
               (h) hire, terminate, or change the compensation of the executive officers, including approving any option grants or stock awards to executive officers;
               (i) sell, assign, license, pledge, or encumber any material technology or intellectual property of the Company, other than licenses granted in the ordinary course of business;
               (j) enter into a corporate strategic relationship, joint venture, partnership or like transaction with any Person involving the payment, contribution, or assignment by the Company or to the Company of money or assets greater than $250,000;
               (k) file any registration statement under the 1933 Act, as amended or under the 1934 Act, or otherwise offer shares of the Company’s capital stock to the public;

               (l) acquire (by merger, consolidation, or acquisition of stock or assets) any company, corporation, partnership or other business organization or division thereof, or any material assets;
               (m) divest the Company of any subsidiary, any line of business or any material assets;
               (n) materially change the general nature of the Company’s business;
               (o) make any change in the Company’s auditors; or
               (p) (i) amend any of the agreements referenced in Section 5.2 to carveout any intellectual property from the assignment of newly-created intellectual property under such agreement or to modify the nondisclosure, nonsolicitation or noncompetition obligations under such agreement or (ii) amend, modify, terminate, waive, or otherwise alter, in whole or in part, any employment agreement between the Company and any employee.
          5.5 Board Matters.
               (a) Meetings. Unless otherwise determined by the vote of a majority of the directors then in office, the Board of Directors shall meet at least quarterly in accordance with an agreed-upon schedule. The Company shall reimburse the nonemployee directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors. The Company shall cause to be established, as soon as practicable, and will maintain, an audit and compensation committee, each of which shall include the Series A-1 Director. The approval of the compensation committee shall be required for the issuance of any stock, stock options, stock awards or other securities to, and all compensation arrangements with, any employee or consultant of the Company. Any and all action taken by the audit and compensation committees shall require the Series A-1 Director Approval.
               (b) Budget. As soon as practicable, but in any event thirty (30) days before the end of each fiscal year, the Company shall deliver to the Board of Directors for approval a budget and business plan for the next fiscal year (collectively, the “Budget”) prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company.
          5.6 Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Certificate of Incorporation, or elsewhere, as the case may be.

          5.7 Termination of Covenants. The covenants set forth in this Section 5, except for Section 5.6, shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO or (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act.
     6. Voting Provisions.
          6.1 Voting Provisions Regarding Board of Directors.
               (a) Size of the Board. Each Stockholder agrees to vote, or cause to be voted, all Shares (as defined below) owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Board of Directors shall be set and remain at three (3) directors and may be increased only with the written consent of a Majority in Interest of the Investors. For purposes of this Section 6, the term “Shares” shall mean and include any securities of the Company the holders of which are entitled to vote for members of the Board of Directors, including without limitation, all shares of Common Stock and Series A-1 Preferred Stock, by whatever name called, now owned or subsequently acquired by a Stockholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.
               (b) Board Composition. Each Stockholder agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, the following persons shall be elected to the Board of Directors:
                    (i) One candidate designated by the holders of a Majority in Interest of the Investors, who initially shall be Matt Zell (the “Series A-1 Director”);
                    (ii) One candidate designated by the holders of a majority of the outstanding shares of Common Stock (excluding any shares issued or issuable upon conversion of the Preferred Stock), who initially shall be Mark Chandler; and
                    (iii) The Chief Executive Officer of the Company, who shall initially be T. Craig Benson.
In the event that the number of directors constituting the Board of Directors is increased above the number provided in this Section 6, this Agreement shall continue with respect to three of the total number of directors, with the remaining directors being elected in such manner as may be provided by law or in the Restated Certificate of Incorporation or Bylaws of the Company or pursuant to any agreement entered into in connection with such increase.
               (c) Failure to Designate Board Member. In the absence of any designation from the Persons or groups with the right to designate a director as specified above, the director previously designated by them and then serving shall be reelected if still eligible to serve as provided herein; provided, however, notwithstanding the foregoing, a party or group entitled to designate a director pursuant to Section 6.1(b) may determine not to make any designation and to leave vacant such board seat at any time (including after the initial or any successor director may have held such board seat) and such failure to designate a replacement designee shall not result in the loss or waiver of such parties’ rights under this Section 6.1(b) to designate a new candidate at anytime thereafter and to enforce all of its rights under this Section 6.1.
               (d) Removal of Board Members. Each Stockholder also agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:
                    (i) no director elected pursuant to Sections 6.1(b) or 6.1(c) of this Agreement may be removed from office other than for cause unless such removal is directed or approved by the affirmative vote of the Person, or of the holders of at least a majority of the shares of stock, entitled under Section 6.1(b) to designate that director; provided, however, that notwithstanding the foregoing, any director designated under Section 6.1(b)(iii) may be removed with the approval of the holders of a majority of the outstanding shares of capital stock on an as-converted basis;
                    (ii) any vacancies created by the resignation, removal or death of a director elected pursuant to Sections 6.1(b) or 6.1(c) shall be filled pursuant to the provisions of this Section 6.1; and
                    (iii) upon the request of any party entitled to designate a director as provided in Section 6.1(b)(i) to remove such director, such director shall be removed; and
                    (iv) in the event any director designated under Section 6.1(b)(iii) ceases to be the Chief Executive Officer of the Company, such director shall be removed and replaced by the new Chief Executive Officer of the Company.
All Stockholders agree to execute any written consents required to perform the obligations of this Agreement, and the Company agrees at the request of any party entitled to designate directors to call a special meeting of stockholders for the purpose of electing directors.
               (e) No Liability for Election of Recommended Directors. No Stockholder, nor any Affiliate of any Stockholder, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, nor shall any Stockholder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.
          6.2 Vote to Increase Authorized Common Stock. Each Stockholder agrees to vote or cause to be voted all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to increase the number of authorized shares of Common Stock from time to time to ensure that there will be sufficient shares of Common Stock available for conversion of all of the shares of Preferred Stock outstanding at any given time.

          6.3 Drag Along Rights.
               (a) Definitions. For purposes of this Section 6.3, a “Sale of the Company” shall mean either: (a) a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company (a “Stock Sale”); or (b) a transaction that qualifies as a “Deemed Liquidation Event” as defined in the Restated Certificate.
               (b) Actions to Be Taken. In the event that (i) a Majority in Interest of the Investors, and (ii) the Board of Directors, approve a Sale of the Company, then each Stockholder hereby agrees:
                    (i) if such transaction requires stockholder approval, with respect to all Shares that such Stockholder owns or over which such Stockholder otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all Shares in favor of, and adopt, such Sale of the Company (together with any related amendment to the Restated Certificate required in order to implement such Sale of the Company) and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale of the Company;
                    (ii) if such transaction is a Stock Sale, to sell the same proportion of shares of capital stock of the Company beneficially held by such Stockholder as is being sold by the Investors to the Person to whom the Investors propose to sell their Shares, and, except as permitted in Section 6.3(c) below, on the same terms and conditions as the Investors;
                    (iii) to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company or the a Majority in Interest of the Investors in order to carry out the terms and provision of this Section 6.3, including without limitation executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances) and any similar or related documents;
                    (iv) not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Shares of the Company owned by such party or Affiliate in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the acquiror in connection with the Sale of the Company;
                    (v) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company; and
                    (vi) if the consideration to be paid in exchange for the Shares pursuant to this Section 6.3 includes any securities and due receipt thereof by any

Stockholder would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (y) the provision to any Stockholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act of 1933, as amended, the Company may cause to be paid to any such Stockholder in lieu thereof, against surrender of the Shares which would have otherwise been sold by such Stockholder, an amount in cash equal to the fair value (as determined in good faith by the Company) of the securities which such Stockholder would otherwise receive as of the date of the issuance of such securities in exchange for the Shares.
               (c) Exceptions. Notwithstanding the foregoing, a Stockholder will not be required to comply with Section 6.3(b) above in connection with any proposed Sale of the Company (the “Proposed Sale”) unless:
                    (i) any representations and warranties to be made by such Stockholder in connection with the Proposed Sale are limited to representations and warranties related to authority, ownership and the ability to convey title to such Shares, including but not limited to representations and warranties that (A) the Stockholder holds all right, title and interest in and to the Shares such Stockholder purports to hold, free and clear of all liens and encumbrances, (B) the obligations of the Stockholder in connection with the transaction have been duly authorized, if applicable, (C) the documents to be entered into by the Stockholder have been duly executed by the Stockholder and delivered to the acquirer and are enforceable against the Stockholder in accordance with their respective terms and (D) neither the execution and delivery of documents to be entered into in connection with the transaction, nor the performance of the Stockholder’s obligations thereunder, will cause a breach or violation of the terms of any agreement, law or judgment, order or decree of any court or governmental agency;
                    (ii) the Stockholder shall not be liable for the inaccuracy of any representation or warranty made by any other Person in connection with the Proposed Sale, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any of identical representations, warranties and covenants provided by all stockholders);
                    (iii) the liability for indemnification, if any, of such Stockholder in the Proposed Sale and for the inaccuracy of any representations and warranties made by the Company in connection with such Proposed Sale, is several and not joint with any other Person (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any of identical representations, warranties and covenants provided by all stockholders), and is pro rata in proportion to the amount of consideration paid to such Stockholder in connection with such Proposed Sale (in accordance with the provisions of the Restated Certificate);

                    (iv) liability shall be limited to such Stockholder’s applicable share (determined based on the respective proceeds payable to each Stockholder in connection with such Proposed Sale in accordance with the provisions of the Restated Certificate) of a negotiated aggregate indemnification amount that applies equally to all Stockholders but that in no event exceeds the amount of consideration otherwise payable to such Stockholder in connection with such Proposed Sale, except with respect to claims related to fraud by such Stockholder, the liability for which need not be limited as to such Stockholder;
                    (v) upon the consummation of the Proposed Sale, (A) each holder of each class or series of the Company’s stock will receive the same form of consideration for their shares of such class or series as is received by other holders in respect of their shares of such same class or series of stock, (B) each holder of a series of Preferred Stock will receive the same amount of consideration per share of such series of Preferred Stock as is received by other holders in respect of their shares of such same series, (C) each holder of Common Stock will receive the same amount of consideration per share of Common Stock as is received by other holders in respect of their shares of Common Stock, and (D) unless the holders of at least a Majority in Interest of the Series A-1 Preferred Stock elect otherwise by written notice given to the Company at least ten (10) days prior to the effective date of any such Proposed Sale, the aggregate consideration receivable by all holders of the Preferred Stock and Common Stock shall be allocated among the holders of Preferred Stock and Common Stock on the basis of the relative liquidation preferences to which the holders of each respective series of Preferred Stock and the holders of Common Stock are entitled in a Deemed Liquidation Event (assuming for this purpose that the Proposed Sale is a Deemed Liquidation Event) in accordance with the Company’s Certificate of Incorporation in effect immediately prior to the Proposed Sale; and
                    (vi) subject to clause (v) above, requiring the same form of consideration to be available to the holders of any single class or series of capital stock, if any holders of any capital stock of the Company are given an option as to the form and amount of consideration to be received as a result of the Proposed Sale, all holders of such capital stock will be given the same option.
               (d) Restrictions on Sales of Control of the Company. No Stockholder shall be a party to any Stock Sale unless all holders of Series A-1 Preferred Stock are allowed to participate in such transaction and the consideration received pursuant to such transaction is allocated among the parties thereto in the manner specified in the Company’s Certificate of Incorporation in effect immediately prior to the Stock Sale (as if such transaction were a Deemed Liquidation Event), unless a Majority in Interest of the Investors elects otherwise by written notice given to the Company at least ten (10) days prior to the effective date of any such transaction or series of related transactions.
          6.4 Remedies.
          (a) Covenants of the Company. The Company agrees to use its best efforts, within the requirements of applicable law, to ensure that the rights granted under this Section 6 are effective and that the parties enjoy the benefits of this Agreement. Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination and election of the directors as provided in this Agreement.
               (b) Irrevocable Proxy. Each party to this Agreement hereby constitutes and appoints the President and Treasurer of the Company, and a designee of a Majority in Interest of the Investors, and each of them, with full power of substitution, as the proxies of the party with respect to the matters set forth herein, including without limitation, election of persons as members of the Board of Directors in accordance with Section 6.1 hereto, votes to increase authorized shares pursuant to Section 6.2 hereof and votes regarding any Sale of the Company pursuant to Section 6.3 hereof, and hereby authorizes each of them to represent and to vote, if and only if the party (i) fails to vote or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of such party’s Shares in favor of the election of persons as members of the Board of Directors determined pursuant to and in accordance with the terms and provisions of this Agreement or the increase of authorized shares or approval of any Sale of the Company pursuant to and in accordance with the terms and provisions of Sections 6.2 and 6.3, respectively, of this Agreement. The proxy granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Section 6 and, as such, is coupled with an interest and shall be irrevocable unless and until the covenants and agreements set forth in this Section 6 terminate or expire pursuant to Section 6.5 hereof. Each party hereto hereby revokes any and all previous proxies with respect to the Shares and shall not hereafter, unless and until the covenants and agreements set forth in this Section 6 terminate or expire pursuant to Section 6.5 hereof, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein.
               6.5 Termination of Covenants. The covenants set forth in Section 6 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, or (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, whichever event occurs first.
               6.6 Additional Shares of Stock. In the event additional shares of voting capital stock of the Company are, at any time during the term of this Agreement, issued to an Investor or a Common Holder, such additional shares shall automatically become subject to the terms and provisions of this Agreement and shall be voted in accordance herewith.
     7. Agreement Among the Company, the Investors and the Common Holders
          7.1 Definitions. The following additional definitions shall apply with respect to this Section 7:
               (a) “Capital Stock” means (a) shares of Common Stock and Preferred Stock (whether now outstanding or hereafter issued in any context), (b) shares of Common Stock issued or issuable upon conversion of Preferred Stock and (c) shares of Common Stock issued or issuable upon exercise or conversion, as applicable, of stock options, warrants or other convertible securities of the Company, in each case now owned or subsequently acquired by any Common Holder, any Investor, or their respective successors or permitted transferees or assigns. For purposes of the number of shares of Capital Stock held by an Investor or a Common Holder (or any other calculation based thereon), all shares of Preferred Stock shall be deemed to have been converted into Common Stock at the then applicable conversion ratio.
               (b) “Common Holder Notice” means written notice from a Common Holder notifying the Company and the selling Common Holder and/or selling Non-Lead Investor, as applicable, that such Common Holder intends to exercise its Tertiary Refusal Right as to a portion of the Transfer Stock with respect to any Proposed Transfer.
               (c) “Company Notice” means written notice from the Company notifying the selling Common Holders and/or selling Non-Lead Investors that the Company intends to exercise its Right of First Refusal as to some or all of the Transfer Stock with respect to any Proposed Transfer.
               (d) “Investor Notice” means written notice from an Investor notifying the Company and the selling Common Holder and/or selling Non-Lead Investor, as applicable, that such Investor intends to exercise its Secondary Refusal Right as to a portion of the Transfer Stock with respect to any Proposed Transfer.
               (e) “Lead Investor” means EGI-Fund (08-10) Investors, L.L.C.
               (f) “Non-Lead Investors” mean the holders of Preferred Stock or Common Stock issued or issuable upon conversion of such Preferred Stock, other than the Lead Investor.
               (g) “Proposed Transfer” means any assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbering, directly or indirectly, of any Transfer Stock (or any interest therein) proposed by any of the Common Holders or Non-Lead Investors.
               (h) “Proposed Transfer Notice” means written notice from a Common Holder or Non-Lead Investor setting forth the terms and conditions of a Proposed Transfer.
               (i) “Prospective Transferee” means any person to whom a Common Holder or Non-Lead Investor proposes to make a Proposed Transfer.
               (j) “RBM Holdings” means RBM Holdings LLC.
               (k) “RBM Investment” means RBM Investment LLC.
               (l) “RBM Management” means RBM Management Group LLC.

               (m) “Right of Co-Sale” means the right, but not an obligation, of an Investor to participate in a Proposed Transfer on the terms and conditions specified in the Proposed Transfer Notice.
               (n) “Right of First Refusal” means the right, but not an obligation, of the Company, or its permitted transferees or assigns, to purchase some or all of the Transfer Stock with respect to a Proposed Transfer, on the terms and conditions specified in the Proposed Transfer Notice.
               (o) “Secondary Notice” means written notice from the Company notifying the Investors and the selling Common Holder or selling Non-Lead Investor, as the case may be, that the Company does not intend to exercise its Right of First Refusal as to all shares of Transfer Stock with respect to any Proposed Transfer.
               (p) “Secondary Refusal Right” means the right, but not an obligation, of each Investor to purchase up to its pro-rata portion (based upon the total number of shares of Capital Stock then held by all Investors) of any Transfer Stock not purchased pursuant to the Right of First Refusal, on the terms and conditions specified in the Proposed Transfer Notice.
               (q) “Tertiary Refusal Right” means the right, but not an obligation, of each Common Holder to purchase up to its pro-rata portion (based upon the total number of shares of Capital Stock then held by all Common Holders) of any Transfer Stock not purchased pursuant to the Right of First Refusal, the Secondary Refusal Right or Section 7.2(d), on the terms and conditions specified in the Proposed Transfer Notice.
               (r) “Transfer Stock” means shares of Capital Stock owned by a Common Holder or Non-Lead Investor, or issued to a Common Holder or Non-Lead Investor after the date hereof (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like).
               (s) “Undersubscription Notice” means written notice from an Investor notifying the Company and the selling Common Holder or selling Non-Lead Investor that such Investor intends to exercise its option to purchase all or any portion of the Transfer Stock not purchased pursuant to the Right of First Refusal or the Secondary Refusal Right.
          7.2 Right of First Refusal.
               (a) Grant. Subject to the terms of Section 7.5 below, each Common Holder and each Non-Lead Investor hereby unconditionally and irrevocably grants to the Company a Right of First Refusal to purchase all or any portion of Transfer Stock that such Common Holder or Non-Lead Investor may propose to transfer in a Proposed Transfer, at the same price and on the same terms and conditions as those offered to the Prospective Transferee.
               (b) Notice. Each Common Holder and/or Non-Lead Investor proposing to make a Proposed Transfer must deliver a Proposed Transfer Notice to the Company and each Investor not later than forty-five (45) days prior to the consummation of such Proposed Transfer. Such Proposed Transfer Notice shall contain the material terms and conditions (including price and form of consideration) of the Proposed Transfer and the identity of the

Prospective Transferee. To exercise its Right of First Refusal under this Section 7, the Company must deliver a Company Notice to the selling Common Holder or selling Non-Lead Investor, as the case may be, within twenty (20) days after delivery of the Proposed Transfer Notice. In the event of a conflict between this Agreement and any other agreement that may have been entered into by a Common Holder with the Company that contains a preexisting right of first refusal, the Company and the Common Holder acknowledge and agree that the terms of this Agreement shall control and the preexisting right of first refusal shall be deemed satisfied by compliance with Section 7.2(a) and this Section 7.2 (b).
               (c) Grant of Secondary Refusal Right to Investors. Subject to the terms of Section 7.5 below, each Common Holder and Non-Lead Investor hereby unconditionally and irrevocably grants to the Investors (other than a selling Non-Lead Investor) a Secondary Refusal Right to purchase all or any portion of the Transfer Stock not purchased by the Company pursuant to the Right of First Refusal, as provided in this Section 7.2(c). If the Company does not intend to exercise its Right of Refusal with respect to all Transfer Stock subject to a Proposed Transfer, the Company must deliver a Secondary Notice to the selling Common Holder or Non-Lead Investor, as the case may be, and to each Investor to that effect no later than twenty (20) days after the selling Common Holder or selling Non-Lead Investor delivers the Proposed Transfer Notice to the Company. To exercise its Secondary Refusal Right, an Investor must deliver an Investor Notice to the selling Common Holder or selling Non-Lead Investor, as the case may be, and the Company within ten (10) days after the Company’s deadline for its delivery of the Secondary Notice as provided in the preceding sentence.
               (d) Undersubscription of Transfer Stock. If options to purchase have been exercised by the Company and the Investors with respect to some but not all of the Transfer Stock by the end of the 10-day period specified in the last sentence of Section 7.2(c) (the “Investor Notice Period”), then the Company shall, immediately after the expiration of the Investor Notice Period, send written notice (the “Company Undersubscription Notice”) to those Investors who fully exercised their Secondary Refusal Right within the Investor Notice Period (the “Exercising Investors”). Each Exercising Investor shall, subject to the provisions of this Section 7.2(d), have an additional option to purchase all or any part of the balance of any such remaining unsubscribed shares of Transfer Stock on the terms and conditions set forth in the Proposed Transfer Notice. To exercise such option, an Exercising Investor must deliver an Undersubscription Notice to the selling Common Holder or selling Non-Lead Investor and the Company within ten (10) days after receiving the Company Undersubscription Notice. In the event there are two or more such Exercising Investors that choose to exercise the last-mentioned option for a total number of remaining shares in excess of the number available, the remaining shares available for purchase under this Section 7.2(d) shall be allocated to such Exercising Investors pro rata based on the number of shares of Transfer Stock such Exercising Investors have elected to purchase pursuant to the Secondary Refusal Right (without giving effect to any shares of Transfer Stock that any such Exercising Investor has elected to purchase pursuant to the Company Undersubscription Notice). If the options to purchase the remaining shares are exercised in full by the Exercising Investors, the Company shall immediately notify all of the Exercising Investors and the selling Common Holder or selling Non-Lead Investor, as applicable, of that fact.

               (e) Grant of Tertiary Refusal Right to Common Holders. If options to purchase have been exercised by the Company and the Investors with respect to some but not all of the Transfer Stock by the end of the 10-day period specified in Section 7.2(d) (the “Undersubscription Notice Period”), then the Company shall, immediately after the expiration of the Undersubscription Notice Period, send written notice (the “Common Holder Undersubscription Notice”) to each Common Holder. Subject to the terms of Section 7.5 below, each Common Holder and Non-Lead Investor hereby unconditionally and irrevocably grants to the Common Holders (other than a selling Common Holder) a Tertiary Refusal Right to purchase all or any portion of the Transfer Stock not purchased by the Company pursuant to the Right of First Refusal and not purchased by the Investors pursuant to the Secondary Refusal Right or Section 7.2(d), as provided in this Section 7.2(e). To exercise its Tertiary Refusal Right, a Common Holder must deliver a Common Holder Notice to the selling Common Holder or selling Non-Lead Investor, as the case may be, and the Company within ten (10) days after receiving the Common Holder Undersubscription Notice. In the event there are two or more such Common Holders that choose to exercise the last-mentioned option for a total number of remaining shares in excess of the number available, the remaining shares available for purchase under this Section 7.2(e) shall be allocated to such Common Holders pro rata based on the number of shares of Transfer Stock such Common Holders have elected to purchase pursuant to the Tertiary Refusal Right (without giving effect to any shares of Transfer Stock that any such Common Holder has elected to purchase pursuant to the Common Holder Undersubscription Notice). If the options to purchase the remaining shares are exercised in full by the Common Holders, the Company shall immediately notify all of the Common Holders and the selling Common Holder or selling Non-Lead Investor, as applicable, of that fact.
               (f) Consideration; Closing. If the consideration proposed to be paid for the Transfer Stock is in property, services or other non-cash consideration, the fair market value of the consideration shall be as determined in good faith by the Company’s Board of Directors and as set forth in the Company Notice. If the Company, any Investor or any Common Holder cannot for any reason pay for the Transfer Stock in the same form of non-cash consideration, the Company, such Investor or such Common Holder may pay the cash value equivalent thereof, as determined in good faith by the Board of Directors and as set forth in the Company Notice. The closing of the purchase of Transfer Stock by the Company, the Investors and the Common Holders, as applicable, shall take place, and all payments from the Company, the Investors and the Common Holders, as applicable, shall have been delivered to the selling Common Holder or selling Non-Lead Investor by the later of (i) the date specified in the Proposed Transfer Notice as the intended date of the Proposed Transfer and (ii) seventy (70) days after delivery of the Proposed Transfer Notice.
               (g) Application to Interest in Partnerships, LLCs, and Other Entities. Notwithstanding anything to the contrary contained herein, in the event that a Common Holder is a corporation, partnership, limited partnership, limited liability or other entity (a “Common Holder Entity”), each such Common Holder Entity and RBM Investment (collectively, a “Covered Entity”) hereby agrees that it shall not permit the assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposal of or completion of any other like transfer or encumbrance (collectively, a “Transfer”), other than a repurchase by a Common Holder Entity of Interests in such Common Holder Entity, of any partnership, LLC or like interest (an “Interest”) in such Covered Entity to a third party (i.e. non shareholder, partner, member or existing beneficial owner of such Covered Entity), but rather that it shall first distribute any Transfer Stock held by such Covered Entity directly to such shareholder, partner, member or other beneficial owner (collectively, the “Beneficial Owner”) and obtain such Beneficial Owner’s written agreement to execute and be bound by the provisions of this Agreement, including without limitation this Section 7 in order to ensure that the Transfer Stock will be subject to the restrictions set forth herein and that the Beneficial Owner thereof shall not make any Transfer of such Transfer Stock without first complying with the terms and conditions of this Section 7. Each existing and future Covered Entity covenants and agrees to comply with the terms and conditions of this Section 7 prior to making any Transfer of any Interest in such Covered Entity to any third party. Transfers of an Interest in a Covered Entity by a Beneficial Owner to another Beneficial Owner of the same Covered Entity shall be permissible so long as the Company and Investors holding a majority of the outstanding shares of Series A-1 Preferred Stock consent in writing to such Transfer or, with respect to Transfers not relating to the termination of employment of a Beneficial Owner with the Company, such Transfers (i) do not exceed more than 15% (in the aggregate through one or more Transfers) of the total Interests in such Covered Entity, and (ii) do not result in a change of control with respect to such Covered Entity such that the Beneficial Owners holdings more than 50% of the voting Interests in such Covered Entity prior to such Transfer hold less than 50% of the voting Interests in such Covered Entity following the Transfer. For the avoidance of doubt, the term “Covered Entity” shall mean and include RBM Holdings, RBM Management and RBM Investment.
          7.3 Right of Co-Sale.
               (a) Exercise of Right. If any Transfer Stock subject to a Proposed Transfer is not purchased pursuant to Section 7.2 above and thereafter is to be sold to a Prospective Transferee, each Investor (who is not a selling Non-Lead Investor in such Proposed Transfer) may elect to exercise its Right of Co-Sale and participate on a pro rata basis in the Proposed Transfer as set forth in Section 7.3(b) below and otherwise on the same terms and conditions specified in the Proposed Transfer Notice (provided that if an Investor wishes to sell Preferred Stock, the price set forth in the Proposed Transfer Notice shall be appropriately adjusted based on the conversion ratio of the Preferred Stock into Common Stock). Each Investor who desires to exercise its Right of Co-Sale, must give the selling Common Holder or selling Non-Lead Investor, as applicable, written notice to that effect within twenty (20) days after the deadline for delivery of the Secondary Notice described above, and upon giving such notice such Investor shall be deemed to have effectively exercised the Right of Co-Sale.
               (b) Shares Includable. To the extent that an Investor (who is not a selling Non-Lead Investor in such Proposed Transfer) timely exercises such Investor’s Right of Co-Sale by delivering the written notice provided for above in Section 7.3(a), such Investor may include in the Proposed Transfer all or any part of such Investor’s Capital Stock equal to the product obtained by multiplying (i) the aggregate number of shares of Transfer Stock subject to the Proposed Transfer (excluding shares purchased by the Company or the Investors pursuant to the Right of First Refusal or the Secondary Refusal Right) by (ii) a fraction, the numerator of which is the number of shares of Capital Stock owned by such Investor immediately before consummation of the Proposed Transfer (including any shares that such Investor has agreed to purchase pursuant to the Secondary Refusal Right) and the denominator of which is the total number of shares of Capital Stock owned, in the aggregate, by all Investors (other than a selling

Non-Lead Investor in such Proposed Transaction, if applicable) immediately prior to the consummation of the Proposed Transfer (including any shares that such Investor has agreed to purchase pursuant to the Secondary Refusal Right), plus the number of shares of Transfer Stock held by the selling Common Holder or selling Non-Lead Investor, as applicable. To the extent one or more Investors exercise such right of participation in accordance with the terms and conditions set forth herein, the number of shares of Transfer Stock that the selling Common Holder or selling Non-Lead Investor, as applicable, may sell in the Proposed Transfer shall be correspondingly reduced.
               (c) Delivery of Certificates. Each Investor shall effect its participation in the Proposed Transfer by delivering to the transferring Common Holder or Non-Lead Investor, as applicable, no later than ten (10) days after such Investor’s exercise of the Right of Co-Sale, one or more stock certificates, properly endorsed for transfer to the Prospective Transferee, representing:
                    (i) the number of shares of Common Stock that such Investor elects to include in the Proposed Transfer; or
                    (ii) the number of shares of Preferred Stock that is at such time convertible into the number of shares of Common Stock that such Investor elects to include in the Proposed Transfer; provided, however, that if the Prospective Transferee objects to the delivery of convertible Preferred Stock in lieu of Common Stock, such Investor shall first convert the Preferred Stock into Common Stock and deliver Common Stock as provided above. The Company agrees to make any such conversion concurrent with and contingent upon the actual transfer of such shares to the Prospective Transferee.
               (d) Purchase Agreement. The parties hereby agree that the terms and conditions of any sale pursuant to this Section 7.3 will be memorialized in, and governed by, a written purchase and sale agreement with customary terms and provisions for such a transaction and the parties further covenant and agree to enter into such an agreement as a condition precedent to any sale or other transfer pursuant to this Section 7.3.
               (e) Deliveries. Each stock certificate an Investor delivers to the selling Common Holder or selling Non-Lead Investor pursuant to Section 7.3(c) above will be transferred to the Prospective Transferee against payment therefor in consummation of the sale of the Transfer Stock pursuant to the terms and conditions specified in the Proposed Transfer Notice and the purchase and sale agreement, and the selling Common Holder or selling Non-Lead Investor, as the case may be, shall concurrently therewith remit or direct payment to each Investor the portion of the sale proceeds to which such Investor is entitled by reason of its participation in such sale. If any Prospective Transferee or Transferees refuse(s) to purchase securities subject to the Right of Co-Sale from any Investor exercising its Right of Co-Sale hereunder, no Common Holder or Non-Lead Investor may sell any Transfer Stock to such Prospective Transferee or Transferees unless and until, simultaneously with such sale, such Common Holder or Non-Lead Investor purchases all securities subject to the Right of Co-Sale from such Investor on the same terms and conditions (including the proposed purchase price) as set forth in the Proposed Transfer Notice.

               (f) Additional Compliance. If any Proposed Transfer is not consummated within sixty days (60) days after receipt of the Proposed Transfer Notice by the Company, the Common Holders or Non-Lead Investors proposing the Proposed Transfer may not sell any Transfer Stock unless they first comply in full with each provision of this Section 7. The exercise or election not to exercise any right by an Investor hereunder shall not adversely affect its right to participate in any other sales of Transfer Stock subject to this Section 7.3.
          7.4 Effect of Failure to Comply.
               (a) Transfer Void; Equitable Relief. Any Proposed Transfer not made in compliance with the requirements of this Section 7 shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company. Each party hereto acknowledges and agrees that any breach of this Section 7 would result in substantial harm to the other parties hereto for which monetary damages alone could not adequately compensate. Therefore, the parties hereto unconditionally and irrevocably agree that any non-breaching party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Transfer Stock not made in strict compliance with this Section 7).
               (b) Violation of First Refusal Right. If any Common Holder or Non-Lead Investor becomes obligated to sell any Transfer Stock to the Company, an Investor or a Common Stockholder under this Section 7 and fails to deliver such Transfer Stock in accordance with the terms of this Section 7, the Company, such Investor and/or such Common Holder may, at its option, in addition to all other remedies it may have, send to such Common Holder or Non-Lead Investor the purchase price for such Transfer Stock as is herein specified and transfer to the name of the Company or such Investor (or request that the Company effect such transfer in the name of an Investor) on the Company’s books the certificate or certificates representing the Transfer Stock to be sold.
               (c) Violation of Co-Sale Right. If any Common Holder or Non-Lead Investor purports to sell any Transfer Stock in contravention of the Right of Co-Sale (a “Prohibited Transfer”), each Investor (other than a selling Non-Lead Investor in a Proposed Transfer), to the extent it desires to exercise its Right of Co-Sale under Section 7.3 may, in addition to such remedies as may be available by law, in equity or hereunder, require such Common Holder or Non-Lead Investor, as applicable, to purchase from such Investor the type and number of shares of Capital Stock that such Investor would have been entitled to sell to the Prospective Transferee under Section 7.3 had the Prohibited Transfer been effected pursuant to and in compliance with the terms of Section 7.3. The sale will be made on the same terms and subject to the same conditions as would have applied had the Common Holder or Non-Lead Investor, as applicable, not made the Prohibited Transfer, except that the sale (including, without limitation, the delivery of the purchase price) must be made within ninety (90) days after the Investor learns of the Prohibited Transfer, as opposed to the timeframe proscribed in Section 7.3. Such Common Holder or Non-Lead Investor shall also reimburse each Investor for any and all reasonable and documented out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Investor’s rights under Section 7.3.

          7.5 Exempt Transfers.
               (a) Exempted Transfers. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Sections 7.2 and 7.3 shall not apply: (i) to a repurchase of Transfer Stock from a Common Holder by the Company at a price no greater than that originally paid by such Common Holder for such Transfer Stock and pursuant to an agreement containing vesting and/or repurchase provisions approved by a majority of the Board of Directors, (ii) in the case of a Common Holder or Non-Lead Investor that is a natural person, upon a transfer of Transfer Stock by such Common Holder or Non-Lead Investor made for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy to his or her spouse, child (natural or adopted), or any other direct lineal descendant of such Common Holder or Non-Lead Investor (or his or her spouse) (all of the foregoing collectively referred to as “family members”), or any other relative approved by unanimous consent of the Board of Directors of the Company, or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by, such Common Holder or Non-Lead Investor or any such family members, or (iii) subject to compliance with the terms and conditions of Section 7.2(g), any transfer of Transfer Stock by a Common Holder or Non-Lead Investor to (A) any Person who controls, is controlled by or is under common control with such Common Holder or Non-Lead Investor, as applicable, (within the meaning of the Securities Act of 1933); (B) its general or limited partners, members, stockholders or beneficiaries; or (C) to an entity owned or organized for the benefit of the general or limited partners, members, stockholders, officers, directors, employees or beneficiaries of such Common Holder or Non-Lead Investor; provided that in the case of clause (ii) and (iii), the Common Holder and/or Non-Lead Investor shall deliver prior written notice to the Investors of such gift or transfer and such shares of Transfer Stock shall at all times remain subject to the terms and restrictions set forth in this Agreement and such transferee shall, as a condition to such issuance, deliver a counterpart signature page to this Agreement as confirmation that such transferee shall be bound by all the terms and conditions of this Agreement as a Common Holder or Non-Lead Investor, as applicable, (but only with respect to the securities so transferred to the transferee), including the obligations of a Common Holder or Non-Lead Investor with respect to Proposed Transfers of such Transfer Stock pursuant to Section 7; and provided, further, in the case of any transfer pursuant to clause (ii) and (iii) above, that such transfer is made pursuant to a transaction in which there is no consideration actually paid for such transfer.
               (b) Exempted Offerings. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Section 7 shall not apply to the sale of any Transfer Stock (i) to the public in an offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (a “Public Offering”) or (ii) pursuant to a Deemed Liquidation Event (as defined in the Company’s Certificate of Incorporation).
               (c) Prohibited Transferees. Notwithstanding the foregoing, no Common Holder or Non-Lead Investor shall transfer any Transfer Stock to (a) any entity which, in the determination of the Company’s Board of Directors, directly or indirectly competes with the Company or (b) any customer, distributor or supplier of the Company, if the Company’s Board of Directors should determine that such transfer would result in such customer, distributor or supplier receiving information that would place the Company at a competitive disadvantage with respect to such customer, distributor or supplier.
          7.6 Agreement to be Bound. Any successor or permitted assignee of any Common Holder or Non-Lead Investor, including as noted above any Prospective Transferee who purchases shares of Transfer Stock in accordance with the terms hereof, shall deliver to the Company and the Investors, as a condition to any transfer or assignment, a counterpart signature page hereto pursuant to which such successor or permitted assignee shall confirm their agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the predecessor or assignor of such successor or permitted assignee.
          7.7 Stop Transfer Instructions. Each Common Holder and Non-Lead Investor agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares held by the Common Holders and Non-Lead Investors to enforce the provisions of this Section 7, and the Company agrees to promptly do so.
          7.8 Termination of Covenants. The covenants set forth in this Section 7 shall automatically terminate upon the earlier of (a) immediately prior to the consummation of a Qualified Offering, as defined in Article Fourth, Part B, Section 4.3.1 of the Company’s Certificate of Incorporation, as may be amended from time to time, and (b) the consummation of a Deemed Liquidation Event (as defined in the Company’s Certificate of Incorporation).
          7.9 Ownership. Each Common Holder represents and warrants that such Common Holder is the sole legal and beneficial owner of the shares of Transfer Stock subject to this Section 7 and that no other person or entity has any interest in such shares (other than a community property interest as to which the holder thereof has acknowledged and agreed in writing to the restrictions and obligations hereunder).
     8. Exercise of Guarantee for RBM Management Group, L.L.C. In the event that the Company is required, under that certain letter agreement by and among the Company, RBM Management Group, L.L.C (“RBM Management”), RBM Holdings LLC (“RBM Holdings”) and Dr. Manfred Schmolz dated on or about September 24, 2007, as amended (the “Guarantee”), to issue any portion of the Put Consideration (as such term is defined in the Put Right Letter Agreement) to Dr. Manfred Schmolz in connection with his exercise of the Put Right under that certain letter agreement dated September 24, 2007 by and among the Company, RBM Management and Dr. Manfred Schmolz (the “Put Right Letter Agreement”), then, contemporaneous with the payment of Put Consideration made by the Company under the Guarantee (a) the Company shall make an additional payment in the aggregate amount of $423,100 to the Investors (“Investors Payment”), to be allocated among such Investors on a pro rata basis based on the number of shares of Series A-1 Preferred Stock held by each such Investor; and (b) RBM Management shall transfer, sell and assign 239,500 shares of Common Stock of the Company (the “Forfeited Shares”) to the Company, together with a stock certificates representing the Forfeited Shares, for cancellation as payment for the Company’s satisfaction of the payment of such Put Consideration pursuant to the Guarantee; provided, however, that such Investors Payment and the number of Forfeited Shares shall be reduced pro rata in proportion to the portion of such Put Consideration that the Company is not required to issue. The payment by the Company of the Put Consideration shall be effective to automatically transfer the Forfeited Shares to the Company without any action required of RBM Management or any other party and RBM Management shall have no further right, title or interest in such Forfeited Shares. Notwithstanding the foregoing, RBM Management agrees to execute any instruments or documents reasonably requested by the Company in order to further effectuate the transfer of the Forfeited Shares to the Company; provided, however, the Company shall be entitled to recognize the transfer of the Forfeited Shares in its records without any action of any other party, including RBM Management. Without limiting the generality of the foregoing, RBM Management hereby appoints the Company its attorney-in-fact to execute on its behalf any instruments or documents necessary to effectuate the transfer of the Forfeited Shares to the Company. Upon payment of the Put Consideration by the Company, the Company shall promptly cancel the Forfeited Shares.
     9. Miscellaneous.
          9.1 Legends. Each certificate evidencing any of the Shares shall bear a legend substantially as follows:
     “THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTORS’ RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, AND MAY NOT BE SOLD, TRANSFERRED, ENCUMBERED OR VOTED EXCEPT IN ACCORDANCE WITH THE TERMS AND PROVISIONS OF SAID AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY AND WILL BE FURNISHED TO THE HOLDER OF THIS CERTIFICATE UPON REQUEST AND WITHOUT CHARGE.”
Each Stockholder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in this Section 9.1 above to enforce the provisions of this Agreement, and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement at the request of the holder.
          9.2 Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by an Investor to a transferee of Capital Stock that (i) is an Affiliate of such Investor; (ii) is a direct or indirect partner, limited partner or retired partner of such Investor, (iii) is a direct or indirect member or retired member of such Investor, (iv) is a spouse, bona fide domestic partner, sibling, lineal descendant or ancestor of any of the Persons identified in clause (i), (ii) and (iii), (v) is an affiliated venture capital fund or investment fund; provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Capital Stock with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section 2.11. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

          9.3 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.
          9.4 Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          9.5 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.
          9.6 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on the signature pages hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Section 9.6. If notice is given to the Company, a copy shall also be given to Vinson & Elkins L.L.P., Attention: J. Nixon Fox, III, 2801 Via Fortuna, Suite 100, Austin, Texas 78746; Facsimile: (512) 236-3216. If notice is given to EGI Fund (08-10) Investors, L.L.C., a copy shall also be given to Perkins Coie LLP, Attention: James Cruger, 131 South Dearborn Street, Suite 1700, Chicago, Illinois 60603-5559; Facsimile: (312) 324-9400.
          9.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company, a Majority in Interest of the Investors and the holders of a majority of the Common Stock; provided that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party; provided further that any amendment to Section 2.11 shall require the written consent of Cross Creek Capital, L.P. except to the extent such amendment is required by an underwriter. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Section 9.7 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

          9.8 Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.
          9.9 Aggregation of Stock. All shares of Capital Stock held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.
          9.10 Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.
          9.11 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the Northern District of Illinois for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal and state courts located within the geographic boundaries of the United States District Court for the Northern District of Illinois, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.
          9.12 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Investor shall be entitled to specific performance of the agreements and obligations of the Company and the Common Holders under Sections 6 and 7 and to such other injunction or other equitable relief as may be granted by a court of competent jurisdiction.
          9.13 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
          9.14 Acknowledgment. The Company acknowledges that the Investors are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company. No Investor shall be liable to the Company or to any other Investor for any claim arising out of, or based upon, (i) the investment by Investor in any entity competitive to the Company, or (ii) actions taken by any partner, officer or other representative of any Investor to assist any such competitive company, whether or not such action was taken as a board member of such competitive company, or otherwise, and whether or not such action has a detrimental effect on the Company.
          9.15 Additional Parties. In the event that after the date of this Agreement, the Company issues shares of Common Stock, or options, warrants or other instruments that are convertible into or exercisable for Common Stock, to any Person (including without limitation, any employee or consultant of the Company), the Company shall, as a condition to such issuance, cause such Person to execute a counterpart signature page hereto as a Common Holder, and such Person shall thereby be bound by, and subject to, all the terms and provisions of this Agreement applicable to a Common Holder, as applicable.
          9.16 Stock Split. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization affecting the Capital Stock (as defined in Section 7) occurring after the date of this Agreement.
          9.17 Liquidation Examples. The parties agree that the liquidation examples set forth on Exhibit C attached hereto shall evidence the understanding of the parties hereto with respect to the operation of the provisions set forth in Article Fourth, Part B, Sections 2.1, 2.2, 2.3, 4.3 and 4.4 of the Restated Certificate. These liquidation examples are provided solely for the purpose of providing examples in the liquidation context and are based on a particular set of assumptions which may or may not ultimately be applicable in an actual liquidation. Accordingly, the outcomes under an actual liquidation can and likely will vary from the examples set forth therein.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

RULES-BASED MEDICINE, INC.

By:	/s/ T. Craig Benson

Name: T. Craig Benson
Title: President and Chief Executive Officer
Signature Page to
Investors’ Rights Agreement

INVESTORS:

EGI-FUND (08-10) INVESTORS, L.L.C.

By:	/s/ Phillip Tinkler

Name:	Phillip Tinkler

(print)

Title:	Vice President

Address:	Two North Riverside Plaza, Suite 600

Chicago, Illinois 60606
Signature Page to
Investors’ Rights Agreement

INVESTORS (cont’d):

CROSS CREEK CAPITAL, L.P.

By:	Cross Creek Capital GP, L.P., its Sole
General Partner

By:	Cross Creek Capital, LLC, its Sole
General Partner

By:	Wasatch Advisors, Inc., its Sole
Member

By:	/s/ Daniel Thurber

Name: Daniel Thurber
Title: Vice President

Address: 150 Social Hall Avenue, 4th Floor

Salt Lake City, Utah 84111

CROSS CREEK CAPITAL EMPLOYEES FUND, L.P.

By:	Cross Creek Capital GP, L.P., its Sole
General Partner

By:	Cross Creek Capital, LLC, its Sole
General Partner

By:	Wasatch Advisors, Inc., its Sole
Member

By:	/s/ Daniel Thurber

Name: Daniel Thurber
Title: Vice President

Address:	150 Social Hall Avenue, 4th Floor

Salt Lake City, Utah 84111
Signature Page to
Investors’ Rights Agreement

INVESTORS (cont’d):

RBM INVESTMENT LLC

By:	Stephens Capital Partners LLC, its manager

By:	/s/ Jackson Farrow, Jr.

Name: Jackson Farrow, Jr.
Title: Managing Director

Address: 111 Center Street, Suite 2500

Little Rock, Arkansas 72201
Signature Page to
Investors’ Rights Agreement

COMMON HOLDERS:

RBM HOLDINGS LLC

By:	/s/ Mark Chandler

Name: Mark Chandler, Ph.D.
Title: Manager

RBM MANAGEMENT GROUP LLC

By:	/s/ Mark Chandler

Name: Mark Chandler, Ph.D.
Title: Manager
Signature Page to
Investors’ Rights Agreement

SCHEDULE A
SCHEDULE OF INVESTORS

		Number of
		Shares of Series	Price per	Total Purchase
Name	Address	A-1 Preferred	Share	Price

EGI-Fund (08-10)Investors, L.L.C.	Two North Riverside Plaza,	6,437,299	$3.339910285	$21,500,001.14
	Suite 600 Chicago, Illinois 60606
	Attn: Joseph M. Paolucci
	Chief Legal Officer

Cross Creek Capital, L.P.	150 Social Hall Avenue, 4th Floor	545,235	$3.339910285	$1,821,035.98
	Salt Lake City, Utah 84111

Cross Creek Capital	150 Social Hall Avenue, 4th Floor	53,583	$3.339910285	$178,962.41
Employees Fund, L.P.	Salt Lake City, Utah 84111

RBM Investment LLC	111 Center Street, Suite 2500	449,114	$3.339910285	$1,500,000.47
	Little Rock, Arkansas 72201

TOTAL		7,485,231		$25,000,000.00

SCHEDULE B
COMMON HOLDERS
RBM Holdings, LLC
3300 Duval Road
Austin, TX 78759
Phone: 512-835-8026
Fax: 512-835-4687
Email: cbenson@rbmmaps.com
RBM Management Group, LLC
3300 Duval Road
Austin, TX 78759
Phone: 512-835-8026
Fax: 512-835-4687
Email: cbenson@rbmmaps.com

SCHEDULE B-1
COMMON HOLDERS WITH RIGHTS UNDER SECTION 4
RBM Holdings, LLC
3300 Duval Road
Austin, TX 78759
Phone: 512-835-8026
Fax: 512-835-4687
Email: cbenson@rbmmaps.com
RBM Management Group, LLC
3300 Duval Road
Austin, TX 78759
Phone: 512-835-8026
Fax: 512-835-4687
Email: cbenson@rbmmaps.com

EXHIBIT A
CONFIDENTIAL INFORMATION, INVENTION ASSIGNMENT
AND NON-COMPETITION AGREEMENT
[See Attached]

RULES-BASED MEDICINE, INC.
CONFIDENTIAL INFORMATION, INVENTION
ASSIGNMENT AND NON-COMPETITION AGREEMENT
     As a condition of my commencing my relationship, as an employee, consultant, independent contractor or otherwise (or my employment or other relationship being continued, as applicable), with Rules-Based Medicine, Inc., a Delaware corporation, or any of its present or future subsidiaries, parent companies, affiliates, successors or assigns (collectively, the “Company”), and in consideration of (i) my relationship as an employee, independent contractor, consultant or otherwise of the Company, (ii) my receipt of an ownership interest in RBM Management Group, LLC (“RBM Management Interest”), a Delaware limited liability company owning stock of the Company, and (iii) the compensation now and hereafter paid to me by Company (the receipt and sufficiency of which is hereby acknowledged), I agree to the following:
     1. Employment, Consulting or Other Relationship. I understand and acknowledge that this Confidential Information, Invention Assignment and Non-Competition Agreement (this “Agreement”) does not expand upon any rights I may have to continue in the employ of, or in a consulting or other relationship with, or the duration of my relationship with the Company as an employee, independent contractor, consultant or otherwise, under any other agreements between the Company and me or under applicable law. (Any employment or other relationship between the Company and me, whether commenced prior to or upon the date of this Agreement, shall be referred to herein as the “Relationship.”)
     2. Agreement Regarding RBM Management Interest. Upon receipt of my RBM Management Interest, I agree to execute and deliver to the Company an agreement setting forth the terms and restrictions applicable to my RBM Management Interest, and any further agreement requested by the Company from time to time related to my RBM Management Interest.
     3. At-Will Relationship. I understand and acknowledge that my Relationship with the Company constitutes an at-will relationship under applicable law, meaning that either I or the Company may terminate the Relationship at any time, with or without good cause or for any or no cause, with or without prior notice. This Agreement shall supersede and does hereby terminate any Employment Agreement, Consulting Agreement or similar agreement between me and Luminex Corporation, notwithstanding the assumption of any such agreement by the Company; provided, however, that any confidentiality, non-solicitation or non-competition provision in any such agreement, not inconsistent with the provisions of this Agreement, shall survive the termination of such agreement hereunder.
     4. Confidential Information.
     (a) Company Information. The Company agrees, in consideration for my agreement to the various terms of this Agreement, to provide me with Confidential Customer Information belonging to the Company as well as names of the Company’s customers. I agree at all times, during the term of the Relationship and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm, corporation or other entity without written authorization of the President of the Company or such other person as appointed by the President of the Company, any Confidential Information of the Company. I further agree not to make copies of such Confidential Information except as authorized in writing by the Company or required for the performance of my responsibilities under the Relationship. Any such copies made pursuant to the preceding sentence shall be available to, and shall remain the sole property of, the Company at all times. I understand that “Confidential Information” means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, (i) information derived from reports, investigations, experiments, research and work in progress, (ii) methods of operation, (iii) market data, (iv) technology, hardware, proprietary computer programs and code (in object code and source code format), (v) drawings, designs, plans and proposals, (vi) marketing and sales programs, (vii) customer, licensee and supplier lists and any other information about the Company’s relationships with others, (viii) historical financial information and financial projections, (ix) network and system architecture, (x) all other formulate, patterns, devices or compilations, concepts, ideas, materials and information prepared or performed for or by the Company, (xi) all information related to the business plan, business, products, purchases or sales of the Company or any of its suppliers and customers, other than information that is publicly available, (xii) software or applications of software, developments, inventions, models, samples, flowcharts, statistical data and compilations, (xiii) computer programs, disks, diskettes, tapes, and (xiv) all other proprietary information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation, or created by me during the period of the Relationship, using Company time and/or materials or equipment. I understand that Confidential Information includes, but is not limited to, information pertaining to any aspects of the Company’s business which is either information not known by actual or potential competitors of the Company, or proprietary information of the Company or its customers or suppliers or other third parties with which it has business relationships, whether of a technical or financial nature, or otherwise. I further understand that Confidential Information does not include any of the foregoing items which shall become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.
     (b) Former Employer Information. I represent and warrant that my performance of this Agreement or the Relationship has not breached, and will not breach, any agreement or trust relationship between myself and any former, concurrent, or subsequent employer or other third party (collectively, “Other Party”), including, without limitation, any agreement with respect to such Other Party’s inventions, unpublished documents or confidential or proprietary information. I agree that I will not disclose to the Company, bring on the Company’s premises, or induce the Company to use any Other Party’s inventions, unpublished documents, or confidential or proprietary information without such Other Party’s prior written consent, a copy of which I also shall provide to the Company.

     (c) Third Party Information. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the terms of this Agreement.
     5. Inventions.
     (a) Inventions Retained and Licensed. I have attached hereto, as Exhibit A a list describing all ideas, discoveries, inventions, original works of authorship, developments, designs, work products, innovations, concepts, know-how, and trade secrets which were made by me prior to my Relationship with the Company (collectively referred to as “Prior Inventions”), which belong to me, which relate to the Company’s current or proposed business, products or research and development, whether or not specifically within my duties or responsibilities with the Company, whether or not patentable or registrable under copyright or similar laws and whether or not reduced to writing, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions. If, in the course of my Relationship with the Company, I incorporate into a Company product, process, program, software or machine a Prior Invention owned by me or in which I have an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, transferable, irrevocable, perpetual, worldwide license to make, have made, modify, use, reproduce, distribute, create derivative works from, publicly perform, publicly display and sell such Prior Invention as part of, or in connection with such product, process, program, software, work or machine. I agree that I will not, without the prior approval of the Company, incorporate in any Company product, process, program, software, work or machine any photographs, video or film, music, computer programs or other materials obtained from a third party (via the Internet or otherwise) for which the Company has not been granted an express license for such incorporation.
     (b) Assignment of Inventions. I agree that I will promptly make full written disclosure to the Company of any and all ideas, discoveries, inventions, original works of authorship, developments, designs, work products, innovations, concepts, know-how, and trade secrets which relate to the Company’s current or proposed business, products or research and development, whether or not specifically within my duties or responsibilities with the Company and whether or not patentable or registrable under copyright or similar laws and whether or not reduced to writing, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I have a Relationship with the Company, whether or not during working hours or by the use of the facilities of the Company (collectively referred to as “Inventions”). I further agree that I will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all such Inventions which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, using the Company’s time and/or materials or equipment. I further acknowledge that all of the above-described Inventions made during the period of my Relationship with the Company are “works made for hire”, as that term is defined in the United States Copyright Act, to the greatest extent permitted by applicable law, and are compensated by my salary (if I am an employee) or by such other amount paid to me under any applicable consulting, independent contractor or other agreement or arrangement (if I am not an employee). All Inventions or other work product created by me or on my behalf or by my affiliates pursuant to this Agreement shall be free and clear of all encumbrances, including without limitation, security interest(s), licenses, liens or other restrictions other than as expressly provided for in this Agreement. I hereby appoint the Company as my attorney-in-fact to execute on my behalf any assignments or other documents deemed necessary by the Company to protect or perfect its rights to any Inventions.
     (c) Inventions Assigned to the United States. I agree to assign to the United States government all my right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.
     (d) Maintenance of Records. I agree to create and maintain adequate and current written records of all Inventions made by me (solely or jointly with others), and assigned to the Company under Section 5(b) above, during the term of my Relationship with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times. I agree not to remove such records from the Company’s place of business except as expressly permitted by the Company policy, which may, from time to time, be revised at the sole discretion of the Company.
     (e) Patent and Copyright Registrations. I agree to reasonably assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions and any copyrights, patents, mask work rights, moral rights, or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall reasonably deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights, moral rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity, unavailability, or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright registrations or enforcement of other intellectual property rights thereon with the same legal force and effect as if executed by me.
     6. Conflicting Employment. I agree that, during the term of my Relationship with the Company, I will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of the Relationship, nor will I engage in any other activities that conflict with my obligations to the Company.
     7. Returning Company Documents. I agree that, at the time of termination of my Relationship with the Company, I will deliver to the Company (and will not keep in my possession, copy, reproduce, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any of the aforementioned items developed by me pursuant to my Relationship with the Company or otherwise belonging to the Company, its successors or assigns. I further agree that any property situated on the Company’s premises or on the Company’s computers or servers, including disks and other storage media, email, and filing cabinets and other work areas, is subject to inspection by Company personnel at any time with or without notice. In the event of the termination of the Relationship, I agree to sign and deliver the “Termination Certification” attached hereto as Exhibit B.
     8. Notification of New Employer. Upon termination of my Relationship with the Company, I hereby grant consent to notification by the Company to my new employer or any other party with which I may enter into a new relationship with respect to my obligations under this Agreement.
     9. Certain Covenants.
     (a) Solicitation of Employees, Consultants and Customers. In consideration of the Company’s obligations under this Agreement and the other consideration recited above, I agree that during the Relationship and for a period of twenty-four (24) months immediately following the termination of my Relationship with the Company, whether with or without cause, I shall not, either directly or indirectly, either alone or in concert with others, solicit, induce, recruit, encourage or entice, or attempt to solicit, induce, recruit, encourage or entice, any employee of or consultant to the Company to leave the Company or work for anyone in competition with the Company. Also, during the Relationship and for a period of twenty-four (24) months immediately following the termination of my Relationship with the Company, I will not directly or indirectly, either for myself or for any other person, firm or corporation, divert or take away or attempt to divert or take away, call on or solicit or attempt to call on or solicit, any licensee or customer of the Company, including but not limited to those on whom I called or whom I solicited or with whom I became acquainted while engaged as an employee of or a consultant to the Company’s business. During the Relationship, I agree not to plan or otherwise take any steps, preliminary or otherwise, either alone or in concert with others, to set up or engage in any business enterprise that would be in competition with the Company. In the event of the termination of the Relationship, I will not accept or engage in any activities, where the loyal and complete fulfillment of the duties of the activities would inherently call upon me to reveal Confidential Information to which I have access or of which I have learned during or as a result of the Relationship.
     (b) Noncompetition.
     (i) I agree that for the term of the Relationship and for a period of twelve (12) months thereafter I will not, directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, or render services or advice to, any business similar to or competitive with the business of the Company (“RBM Business”), anywhere in North America or in any other geographical area in or with respect to which I have any duties or responsibilities during the Relationship.
     (ii) Notwithstanding the provisions of this Section 9, my non-competition obligations hereunder shall not preclude me from owning less than one percent (1%) of any class of securities of any enterprise conducting business in the RBM Business (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934.
     (iii) I agree that the time periods and the geographic scope within this Section 9 are reasonable in order for the Company to be protected from unfair competition, and are ancillary to and designed to ensure my compliance with the confidentiality provisions of this Agreement. I specifically recognize and acknowledge that the work of the Company is so specialized and unique that only such geographic scope can protect the Company from unfair competition.
     (c) Breach. In the event of my breach of any covenant set forth in this Section 9, the term of such covenant will be extended by the period of the duration of such breach.
     (d) Severability. If at any time the provisions of this Section 9 are determined to be invalid or unenforceable by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 9 shall be considered divisible and shall be immediately amended to only such area, duration or scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and I agree that this Section 9 as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.
     10. Conflict of Interest Guidelines. I agree to diligently adhere to the Conflict of Interest Guidelines attached as Exhibit C hereto.

     11. Representations. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.
     12. General Provisions.
     (a) Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by the laws of the State of Texas. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in Texas for any lawsuit filed there against me by the Company arising from or relating to this Agreement.
     (b) Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or other compensation will not affect the validity or scope of this Agreement.
     (c) Severability. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.
     (d) Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.
     (e) Survival. The provisions of this Agreement shall survive the termination of the Relationship and the assignment of this Agreement by the Company to any successor in interest or other assignee.
     (f) Supervised Employees. I agree to cause any employee engaged by me, or otherwise introduced to the Company by me, to agree to be bound by the terms of this Agreement, as if the terms of this Agreement applied directly to such employee, unless such employee executes an agreement directly with the Company substantially similar to this Agreement.
     (g) ADVICE OF COUNSEL. I ACKNOWLEDGE THAT, IN EXECUTING THIS AGREEMENT, I HAVE HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND I HAVE READ AND UNDERSTAND ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. I HEREBY REPRESENT THAT I EITHER HAVE SOUGHT INDEPENDENT LEGAL COUNSEL OR HAVE ELECTED FREELY NOT TO DO SO. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

Date:

Signature

Name of Individual (typed or printed)

Acknowledged and agreed: RULES-BASED MEDICINE, INC.
By:
	Name:	Patrick S. McClain
	Title:	Chief Financial Officer

EXHIBIT A
LIST OF PRIOR INVENTIONS
AND ORIGINAL WORKS OF AUTHORSHIP

Identifying Number
Title	Date	or Brief Description

                     No inventions or improvements
                     Additional Sheets Attached
Signature of Individual:
Print Name of Individual:
Date:

EXHIBIT B
TERMINATION CERTIFICATION
     This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, Confidential Information (as such term is defined in the Company’s Confidential Information and Invention Assignment Agreement (the “Agreement”)), other documents or property, or reproductions of any aforementioned items belonging to the Company.
     I further certify that I have complied with all the terms of Agreement, including the reporting of any Inventions (as defined in the Agreement), conceived or made by me (solely or jointly with others) covered by the Agreement.
     I further agree that, in compliance with the Agreement, I will hereafter preserve as confidential all Confidential Information.
     I further agree that for twenty-four (24) months from this date, I will be bound by the provisions of Section 9 of the Agreement.
Date:

(Individual’s Signature)

(Type/Print Individual’s Name)

EXHIBIT C
COMPANY
CONFLICT OF INTEREST GUIDELINES
     It is the policy of the Company to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees, independent contractors, consultants and other agents, must avoid activities which are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following are potentially compromising situations which must be avoided. Any exceptions must be reported to the President, and written approval for continuation must be obtained.
     1. Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulgence of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended or occurs. (The Confidential Information, Invention Assignment and Non-Competition Agreement elaborates on this principle and is a binding agreement.)
     2. Accepting or offering substantial gifts, excessive entertainment, favors or payments which may be deemed to constitute undue influence or which may otherwise be improper or embarrassing to the Company.
     3. Participating in civic or professional organizations that might involve divulging confidential information of the Company.
     4. Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is, or appears to be, a personal or social involvement.
     5. Initiating or approving any form of personal or social harassment of employees.
     6. Investing or holding outside directorship in suppliers, customers, or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company.
     7. Borrowing from or lending to customers or suppliers. Except in the case of banking related customers where the terms of the lending or deposit relationship is not more favorable what those granted to other bank customers under common underwriting guidelines and is consistent with the bank’s normal lending practices.
     8. Acquiring real estate of interest to the Company.
     9. Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.
     10. Unlawfully discussing prices, costs, customers, sales or markets with competing companies or their employees.
     11. Making any unlawful agreement with distributors with respect to prices.
     12. Improperly using or authorizing the use of any inventions which are the subject of patent claims of any other person or entity.

     Each officer, employee and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas or questions to the attention of higher management for review. Violations of this conflict of interest policy may result in termination of employment or any contractual relationship with the Company without warning.

EXHIBIT B
CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT
AGREEMENT
[See Attached]

RULES-BASED MEDICINE, INC.
CONFIDENTIAL INFORMATION AND INVENTION
ASSIGNMENT AGREEMENT
     As a condition of my commencing my relationship, as an employee, consultant, independent contractor or otherwise (or my employment or other relationship being continued, as applicable), with Rules-Based Medicine, Inc., a Delaware corporation, or any of its present or future subsidiaries, parent companies, affiliates, successors or assigns (collectively, the “Company”), and in consideration of (i) my relationship as an employee, independent contractor, consultant or otherwise of the Company, (ii) my receipt of confidential company information such as customer lists, proprietary testing procedures and know-how, and (iii) the compensation now and hereafter paid to me by Company (the receipt and sufficiency of which is hereby acknowledged), I agree to the following:
     1. Employment, Consulting or Other Relationship. I understand and acknowledge that this Confidential Information and Invention Assignment (this “Agreement”) does not expand upon any rights I may have to continue in the employ of, or in a consulting or other relationship with, or the duration of my relationship with the Company as an employee, independent contractor, consultant or otherwise, under any other agreements between the Company and me or under applicable law. (Any employment or other relationship between the Company and me, whether commenced prior to or upon the date of this Agreement, shall be referred to herein as the “Relationship.”)
     2. At-Will Relationship. I understand and acknowledge that my Relationship with the Company constitutes an at-will relationship under applicable law, meaning that either I or the Company may terminate the Relationship at any time, with or without good cause or for any or no cause, with or without prior notice. This Agreement shall supersede and does hereby terminate any Employment Agreement, Consulting Agreement or similar agreement between me and Luminex Corporation, notwithstanding the assumption of any such agreement by the Company; provided, however, that any confidentiality, non-solicitation or non-competition provision in any such agreement, not inconsistent with the provisions of this Agreement, shall survive the termination of such agreement hereunder.
     3. Confidential Information.
     (a) Company Information. The Company agrees, in consideration for my agreement to the various terms of this Agreement, to provide me with Confidential Customer Information belonging to the Company as well as names of the Company’s customers. I agree at all times, during the term of the Relationship and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm, corporation or other entity without written authorization of the President of the Company or such other person as appointed by the President of the Company, any Confidential Information of the Company. I further agree not to make copies of such Confidential Information except as authorized in writing by the Company or required for the performance of my responsibilities under the Relationship. Any such

1

copies made pursuant to the preceding sentence shall be available to, and shall remain the sole property of, the Company at all times. I understand that “Confidential Information” means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, (i) information derived from reports, investigations, experiments, research and work in progress, (ii) methods of operation, (iii) market data, (iv) technology, hardware, proprietary computer programs and code (in object code and source code format), (v) drawings, designs, plans and proposals, (vi) marketing and sales programs, (vii) customer, licensee and supplier lists and any other information about the Company’s relationships with others, (viii) historical financial information and financial projections, (ix) network and system architecture, (x) all other formulate, patterns, devices or compilations, concepts, ideas, materials and information prepared or performed for or by the Company, (xi) all information related to the business plan, business, products, purchases or sales of the Company or any of its suppliers and customers, other than information that is publicly available, (xii) software or applications of software, developments, inventions, models, samples, flowcharts, statistical data and compilations, (xiii) computer programs, disks, diskettes, tapes, and (xiv) all other proprietary information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation, or created by me during the period of the Relationship, using Company time and/or materials or equipment. I understand that Confidential Information includes, but is not limited to, information pertaining to any aspects of the Company’s business which is either information not known by actual or potential competitors of the Company, or proprietary information of the Company or its customers or suppliers or other third parties with which it has business relationships, whether of a technical or financial nature, or otherwise. I further understand that Confidential Information does not include any of the foregoing items which shall become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.
     (b) Former Employer Information. I represent and warrant that my performance of this Agreement or the Relationship has not breached, and will not breach, any agreement or trust relationship between myself and any former, concurrent, or subsequent employer or other third party (collectively, “Other Party”), including, without limitation, any agreement with respect to such Other Party’s inventions, unpublished documents or confidential or proprietary information. I agree that I will not disclose to the Company, bring on the Company’s premises, or induce the Company to use any Other Party’s inventions, unpublished documents, or confidential or proprietary information without such Other Party’s prior written consent, a copy of which I also shall provide to the Company.
     (c) Third Party Information. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the terms of this Agreement.

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     4. Inventions.
     (a) Inventions Retained and Licensed. I have attached hereto, as Exhibit A a list describing all ideas, discoveries, inventions, original works of authorship, developments, designs, work products, innovations, concepts, know-how, and trade secrets which were made by me prior to my Relationship with the Company (collectively referred to as “Prior Inventions”), which belong to me, which relate to the Company’s current or proposed business, products or research and development, whether or not specifically within my duties or responsibilities with the Company, whether or not patentable or registrable under copyright or similar laws and whether or not reduced to writing, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions. If, in the course of my Relationship with the Company, I incorporate into a Company product, process, program, software or machine a Prior Invention owned by me or in which I have an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, transferable, irrevocable, perpetual, worldwide license to make, have made, modify, use, reproduce, distribute, create derivative works from, publicly perform, publicly display and sell such Prior Invention as part of, or in connection with such product, process, program, software, work or machine. I agree that I will not, without the prior approval of the Company, incorporate in any Company product, process, program, software, work or machine any photographs, video or film, music, computer programs or other materials obtained from a third party (via the Internet or otherwise) for which the Company has not been granted an express license for such incorporation.
     (b) Assignment of Inventions. I agree that I will promptly make full written disclosure to the Company of any and all ideas, discoveries, inventions, original works of authorship, developments, designs, work products, innovations, concepts, know-how, and trade secrets which relate to the Company’s current or proposed business, products or research and development, whether or not specifically within my duties or responsibilities with the Company and whether or not patentable or registrable under copyright or similar laws and whether or not reduced to writing, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I have a Relationship with the Company, whether or not during working hours or by the use of the facilities of the Company (collectively referred to as “Inventions”). I further agree that I will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all such Inventions which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, using the Company’s time and/or materials or equipment. I further acknowledge that all of the above-described Inventions made during the period of my Relationship with the Company are “works made for hire”, as that term is defined in the United States Copyright Act, to the greatest extent permitted by applicable law, and are compensated by my salary (if I am an employee) or by such other amount paid to me under any applicable consulting, independent contractor or other agreement or arrangement (if I am not an employee). All Inventions or other work product created by me or on my behalf or by my affiliates pursuant to this Agreement shall be free and clear of all encumbrances, including without limitation, security interest(s), licenses, liens or

3

other restrictions other than as expressly provided for in this Agreement. I hereby appoint the Company as my attorney-in-fact to execute on my behalf any assignments or other documents deemed necessary by the Company to protect or perfect its rights to any Inventions.
     (c) Inventions Assigned to the United States. I agree to assign to the United States government all my right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.
     (d) Maintenance of Records. I agree to create and maintain adequate and current written records of all Inventions made by me (solely or jointly with others), and assigned to the Company under Section 5(b) above, during the term of my Relationship with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times. I agree not to remove such records from the Company’s place of business except as expressly permitted by the Company policy, which may, from time to time, be revised at the sole discretion of the Company.
     (e) Patent and Copyright Registrations. I agree to reasonably assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions and any copyrights, patents, mask work rights, moral rights, or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall reasonably deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights, moral rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity, unavailability, or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright registrations or enforcement of other intellectual property rights thereon with the same legal force and effect as if executed by me.
     5. Conflicting Employment. I agree that, during the term of my Relationship with the Company, I will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of the Relationship, nor will I engage in any other activities that conflict with my obligations to the Company.

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     6. Returning Company Documents. I agree that, at the time of termination of my Relationship with the Company, I will deliver to the Company (and will not keep in my possession, copy, reproduce, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any of the aforementioned items developed by me pursuant to my Relationship with the Company or otherwise belonging to the Company, its successors or assigns. I further agree that any property situated on the Company’s premises or on the Company’s computers or servers, including disks and other storage media, email, and filing cabinets and other work areas, is subject to inspection by Company personnel at any time with or without notice. In the event of the termination of the Relationship, I agree to sign and deliver the “Termination Certification” attached hereto as Exhibit B.
     7. Notification of New Employer. Upon termination of my Relationship with the Company, I hereby grant consent to notification by the Company to my new employer or any other party with which I may enter into a new relationship with respect to my obligations under this Agreement.
     8. Certain Covenants.
          (a) Solicitation of Employees, Consultants and Customers. In consideration of the Company’s obligations under this Agreement and the other consideration recited above, I agree that during the Relationship and for a period of twenty-four (24) months immediately following the termination of my Relationship with the Company, whether with or without cause, I shall not, either directly or indirectly, either alone or in concert with others, solicit, induce, recruit, encourage or entice, or attempt to solicit, induce, recruit, encourage or entice, any employee of or consultant to the Company to leave the Company or work for anyone in competition with the Company. Also, during the Relationship and for a period of twenty-four (24) months immediately following the termination of my Relationship with the Company, I will not directly or indirectly, either for myself or for any other person, firm or corporation, divert or take away or attempt to divert or take away, call on or solicit or attempt to call on or solicit, any licensee or customer of the Company, including but not limited to those on whom I called or whom I solicited or with whom I became acquainted while engaged as an employee of or a consultant to the Company’s business. During the Relationship, I agree not to plan or otherwise take any steps, preliminary or otherwise, either alone or in concert with others, to set up or engage in any business enterprise that would be in competition with the Company. In the event of the termination of the Relationship, I will not accept or engage in any activities, where the loyal and complete fulfillment of the duties of the activities would inherently call upon me to reveal Confidential Information to which I have access or of which I have learned during or as a result of the Relationship.
     9. Conflict of Interest Guidelines. I agree to diligently adhere to the Conflict of Interest Guidelines attached as Exhibit C hereto.

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     10. Representations. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.
     11. General Provisions.
          (a) Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by the laws of the State of Texas. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in Texas for any lawsuit filed there against me by the Company arising from or relating to this Agreement.
     (b) Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or other compensation will not affect the validity or scope of this Agreement.
     (c) Severability. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.
     (d) Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.
     (e) Survival. The provisions of this Agreement shall survive the termination of the Relationship and the assignment of this Agreement by the Company to any successor in interest or other assignee.
     (f) Supervised Employees. I agree to cause any employee engaged by me, or otherwise introduced to the Company by me, to agree to be bound by the terms of this Agreement, as if the terms of this Agreement applied directly to such employee, unless such employee executes an agreement directly with the Company substantially similar to this Agreement.
     (g) ADVICE OF COUNSEL. I ACKNOWLEDGE THAT, IN EXECUTING THIS AGREEMENT, I HAVE HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND I HAVE READ AND UNDERSTAND ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. I HEREBY REPRESENT THAT I EITHER HAVE SOUGHT INDEPENDENT LEGAL COUNSEL OR HAVE ELECTED FREELY NOT TO DO SO. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

6

Date:

Signature

Name of Individual (typed or printed)

Acknowledged and agreed: RULES-BASED MEDICINE, INC.
By:
	Name:	Patrick S. McClain
	Title:	Chief Financial Officer

7

EXHIBIT A
LIST OF PRIOR INVENTIONS
AND ORIGINAL WORKS OF AUTHORSHIP

Identifying Number
Title	Date	or Brief Description

                     No inventions or improvements
                     Additional Sheets Attached
Signature of Individual:
Print Name of Individual:
Date:

8

EXHIBIT C
LIQUIDATION EXAMPLES
[See Attached]

Rules-Based Medicine, Inc.
Investor Rights Agreement: Schedule C — Liquidation Examples

Returns Analysis — On or Prior to October 12, 2009	No Options Issued
Waterfall of Distribution of Assets on or prior to October 12, 2009

Total Assets of the Company Available for Distribution	$25,000,000	$50,000,000	$75,000,000	$125,000,000	$175,000,000	$225,000,000	$275,000,000	$300,000,000

Step 1 — Section 2.1.1 of Certificate of Incorporation, Accrued but unpaid cash dividends
Distribution to holders of A-l Preferred Stock	500,000	500,000	500,000	500,000	500,000	500,000	500,000	500,000

Step 2 — Section 2.1.2 of Certificate of Incorporation — up to Series A-1 Original Issue Price
Distribution to holders of A-l Preferred Stock	24,500,000	25,000,000	25,000,000	25,000,000	25,000,000	25,000,000	25,000,000	25,000,000

Distribution to holders of Common Stock

Remaining Assets Available for Distribution	—	24,500,000	49,500,000	99,500,000	149,500,000	199,500,000	249,500,000	274,500,000

Step 3 — Section 2.1.3 of Certificate of Incorporation
Distribution to holders of A-l Preferred Stock
Distribution to holders of Common Stock	—	24,500,000	27,083,332	27,083,332	27,083,332	27,083,332	27,083,332	27,083,332

Remaining Assets Available for Distribution	—	—	22,416,668	72,416,668	122,416,468	172,416,668	222,416,668	247,416,668

Step 4 — Section 2.1.4 of Certificate of Incorporation
Distribution to holders of A-l Preferred Stock	—	—	10,760,001	34,760,001	50,000,000	50,000,000	50,000,000	50,000,000
Distribution to holders of Common Stock	—	—	11,656,667	37,656,667	54,166,665	54,166,665	54,166,665	54,166,665

Remaining Assets Available for Distribution	—	—	—	—	18,250,003	68,250,003	118,250,003	143,250,003

Step 5 — Section 2.1.5 of Certificate of Incorporation
Distribution to holders of A-1 Preferred Stock	—	—	—	—	1,825,000	6,825,000	10,763,889	10,763,889
Distribution to holders of Common Stock	—	—	—	—	16,425,002	61,425,002	96,874,998	96,874,998

Remaining Assets Available for Distribution	—	—	—	—	—	—	10,611,116	35,611,116

Step 6 — Section 2.1.6 of Certificate of Incorporation
Distribution to holders of A-1 Preferred Stock	—	—	—	—	—	—	3,448,613	11,573,613
Distribution to holders of Common Stock	—	—	—	—	—	—	7,162,503	24,037,503

Remaining Assets Available for Distribution	—	—	—	—	—	—	—	—

Total Distribution to holders of A-l Preferred Stock	25,000,000	25,500,000	36,260,001	60,260,001	77,325,000	82,325,000	89,712,501	97,837,502

Total Distribution to holders of Common Stock	—	24,500,000	38,739,999	64,739,999	97,675,000	142,675,000	185,287,499	202,162,498

Investor Rights Certificate — Exhibit C

Rules-Based Medicine, Inc.
Investor Rights Agreement: Schedule C — Liquidation Examples

Returns Analysis — On or Prior to October 12, 2009	No Options Issued
Adjusted Preferred Ownership Percentage (“APO”) Calculation

A-1 Preferred Shares	7,485,231
+ Adjustment For Diluting Shares	—
Numerator	7,485,231

A-1 Preferred Shares	7,485,231
+ Adjustment For Diluting Shares	—
Total A-1 Preferred Shares	7,485,231
+ Original Common Outstanding	8,109,000
+ Common Issued for Options for owners of >2.5%	—
+ Common Issued for Options for owners of <2.5%	—
Denominator	15,594,231
APO	48.0%
Adjustment for Diluting Shares

Series A-1 Preferred Shares	7,485,231
divided by Outstanding Common	8,109,000
Equals	92%

Multiplied by
Common Issued for Options for owners of >2.5%	—
Adjustment for Diluting Shares	—
Step 3 — Section 2 1.3 of Certificate of Incorporation

Total distribution due to Common Holders in this step $25,000,000 * ((1-APO)/APO) = $25,000,000 * (0 52/0 48) =	$27,083,332
Step 4 — Section 2.1.4 of Certificate of Incorporation

Maximum distribution in this step ($75,000,000-distribution in Step 2)/APO =	$104,166,665
Maximum distribution to Preferred Holders:	$ 50,000,000
Maximum distribution to Common Holders	$ 54,166,665
Step 5 — Section 2.1.5 of Certificate of Incorporation
Pre-2012 Permitted Dilution Factor
Shares of capital issued since Oct 12, 2007/then outstanding shares of capital stock (excluding Diluting Shares)
Pre-2012 Permitted Dilution Factor 0%

				Cash Payout to
				A-1 Pref	Common
Preferred distribution. 10%*(1-Pre-2012 Permitted Dilution Factor)		10 0%	Step 2	25,000000	0
Common distribution. (1-Preferred Distribution)		90 0%	Step 3	0	27,083,332
			Step 4	50 000,000	54,166,665

			Total	75 000,000	81,249 997
Maximum incremental total distribution in Step 5	$107,638,886		Step 5	10,763,889	96,874,998

			Total	85,763,889	178,124,995

Max Preferred distribution in Steps 2, 4 and 5 32.5%*APO/48% =		32.5%	%	32.5%	67.5%
Step 6 — Section 2.1.6 of Certificate of Incorporation

Residual Preferred Percentage 32.5% * APO/48% =	32 5%
Common distribution 100% — Residual Preferred Percentage =	67 5%
Investor Rights Certificate — Exhibit C

Rules-Based Medicine, Inc.
Investor Rights Agreement: Schedule C — Liquidation Examples

Returns Analysis — On or Prior to October 12, 2009	Options issued to those who own >2.5%
Waterfall of Distribution of Assets on or prior to October 12, 2009

Total Assets of the Company Available for Distribution	$25,000,000	$50,000,000	$75,000,000	$125,000,000	$175,000,000	$225,000,000	$275,000,000	$300,000,000

Step 1 — Section 2.1.1 of Certificate of Incorporation: Accrued but unpaid cash dividends
Distribution to holders of A-l Preferred Stock	500,000	500,000	500,000	500,000	500,000	500,000	500,000	500,000

Step 2 — Section 2.1.2 of Certificate of Incorporation — up to Series A-1 Original Issue Price
Distribution to holders of A-l Preferred Stock	24,500,000	25,000,000	25,000,000	25,000,000	25,000,000	25,000,000	25,000,000	25,000,000

Distribution to holders of Common Stock

Remaining Assets Available for Distribution	—	24,500,000	49,500,000	99,500,000	149,500,000	199,500,000	249,500,000	274,500,000

Step 3 — Section 2.1.3 of Certificate of Incorporation
Distribution to holders of A-l Preferred Stock
Distribution to holders of Common Stock	—	24,500,000	27,083,332	27,083,332	27,083,332	27,083,332	27,083,332	27,083,332

Remaining Assets Available for Distribution	—	—	22,416,668	72,416,668	122,416,668	172,416,668	222,416,668	247,416,668

Step 4 — Section 2.1.4 of Certificate of Incorporation
Distribution to holders of A-l Preferred Stock	—	—	10,760,001	34,760,001	50,000,000	50,000,000	50,000,000	50,000,000
Distribution to holders of Common Stock	—	—	11,656,667	37,656,667	54,166,665	54,166,665	54,166,665	54,166,665

Remaining Assets Available for Distribution	—	—	—	—	18,250,003	68,250,003	118,250,003	143,250,003

Step 5 — Section 2.1.5 of Certificate of Incorporation
Distribution to holders of A-1 Preferred Stock	—	—	—	—	1,825,000	6,825,000	10,763,889	10,763,889
Distribution to holders of Common Stock	—	—	—	—	16,425,002	61,425,002	96,874,998	96,874,998

Remaining Assets Available for Distribution	—	—	—	—	—	—	10,611,116	35,611,116

Step 6 — Section 2.1.6 of Certificate of Incorporation
Distribution to holders of A-1 Preferred Stock	—	—	—	—	—	—	3,448,613	11,573,613
Distribution to holders of Common Stock	—	—	—	—	—	—	7,162,503	24,037,503

Remaining Assets Available for Distribution	—	—	—	—	—	—	—	—

Total Distribution to holders of A-l Preferred Stock	25,000,000	25,500,000	36,260,001	60,260,001	77,325,000	82,325,000	89,712,501	97,837,502

Total Distribution to holders of Common Stock	—	24,500,000	38,739,999	64,739,999	97,675,000	142,675,000	185,287,499	202,162,498

Investor Rights Certificate — Exhibit C

Rules-Based Medicine, Inc.
Investor Rights Agreement: Schedule C — Liquidation Examples

Returns Analysis — On or Prior to October 12, 2009	Options issued to those who own >2.5%
Adjusted Preferred Ownership Percentage (“APO”) Calculation

A-1 Preferred Shares	7,485,231
+ Adjustment For Diluting Shares	757,614
Numerator	8,242,845

A-1 Preferred Shares	7,485,231
+ Adjustment For Diluting Shares	757,614
Total A-1 Preferred Shares	8,242,845
+ Original Common Outstanding	8,109,000
+ Common Issued for Options for owners of >2.5%	820,749
+ Common Issued for Options for owners of <2.5%	—
Denominator	17,172,594
APO	48.0%
Adjustment for Diluting Shares

Series A-1 Preferred Shares	7,485,231
divided by Outstanding Common	8,109,000
Equals	92%

Multiplied by
Common Issued for Options for owners of >2.5%	820,749
Adjustment for Diluting Shares	757,614
Step 3 — Section 2.1.3 of Certificate of Incorporation

Total distribution due to Common Holders in this step $25,000,000 * ((1-APO)/APO) = $25,000,000 * (0 52/0 48) =	$27,083,332
Step 4 — Section 2.1.4 of Certificate of Incorporation

Maximum distribution in this step ($75,000,000-distribution in Step 2)/APO =	$104,166,665
Maximum distribution to Preferred Holders.	$ 50,000,000
Maximum distribution to Common Holders.	$ 54,166,665
Step 5 — Section 2.1.5 of Certificate of Incorporation
Pre-2012 Permitted Dilution Factor
Shares of capital issued since Oct 12, 2007/then outstanding shares of capital stock (excluding Diluting Shares)
Pre-2012 Permitted Dilution Factor 0%

				Cash Payout to
				A 1 Pref	Common
Preferred distribution 10%*(1-Pre-2012 Permitted Dilution Factor)		10.0%	Step 2	25,000,000	0
Common distribution (1-Preferred Distribution).		90.0%	Step 3	0	27 083,332
			Step 4	50,000,000	54,166,665

			Total	75,000,000	81,249 997
Maximum incremental total distribution in Step 5	$107,638,886		Step 5	10,763,889	96,874,998

			Total	85,763,889	178,124,995

Max Preferred distribution in Steps 2, 4 and 5 32.5%*APO/48% =		32.5%	%	32.5%	67.5%
Step 6 — Section 2.1.6 of Certificate of Incorporation

Residual Preferred Percentage 32.5% * APO/48% =	32.5%
Common distribution 100% — Residual Preferred Percentage =	67.5%
Investor Rights Certificate — Exhibit C

Rules-Based Medicine, Inc.
Investor Rights Agreement: Schedule C — Liquidation Examples

Returns Analysis — On or Prior to October 12, 2009	Options issued to those who own <2.5%
Waterfall of Distribution of Assets on or prior to October 12, 2009

Total Assets of the Company Available for Distribution	$25,000,000	$50,000,000	$75,000,000	$125,000,000	$175,000,000	$225,000,000	$275,000,000	$300,000,000

Step 1 — Section 2.1.1 of Certificate of Incorporation: Accrued but unpaid cash dividends
Distribution to holders of A-l Preferred Stock	500,000	500,000	500,000	500,000	500,000	500,000	500,000	500,000

Step 2 — Section 2.1.2 of Certificate of Incorporation — up to Series A-1 Original Issue Price
Distribution to holders of A-l Preferred Stock	24,500,000	25,000,000	25,000,000	25,000,000	25,000,000	25,000,000	25,000,000	25,000,000

Distribution to holders of Common Stock

Remaining Assets Available for Distribution	—	24,500,000	49,500,000	99,500,000	149,500,000	199,500,000	249,500,000	274,500,000

Step 3 — Section 2.1.3 of Certificate of Incorporation
Distribution to holders of A-l Preferred Stock
Distribution to holders of Common Stock	—	24,500,000	29,824,561	29,824,561	29,824,561	29,824,561	29,824,561	29,824,561

Remaining Assets Available for Distribution	—	—	19,675,439	69,675,439	119,675,439	169,675,439	219,675,439	244,675,439

Step 4 — Section 2.1.4 of Certificate of Incorporation
Distribution to holders of A-l Preferred Stock	—	—	8,972,001	31,772,001	50,000,000	50,000,000	50,000,000	50,000,000
Distribution to holders of Common Stock	—	—	10,703,439	37,903,439	59,649,121	59,649,121	59,649,121	59,649,121

Remaining Assets Available for Distribution	—	—	—	—	10,026,318	60,026,318	110,026,318	135,026,318

Step 5 — Section 2.1.5 of Certificate of Incorporation
Distribution to holders of A-1 Preferred Stock	—	—	—	—	952,500	5,702,500	10,452,500	10,763,889
Distribution to holders of Common Stock	—	—	—	—	9,073,818	54,323,818	99,573,818	102,540,202

Remaining Assets Available for Distribution	—	—	—	—	—	—	—	21,722,227

Step 6 — Section 2.1.6 of Certificate of Incorporation
Distribution to holders of A-1 Preferred Stock	—	—	—	—	—	—	—	6,706,738
Distribution to holders of Common Stock	—	—	—	—	—	—	—	15,015,490

Remaining Assets Available for Distribution	—	—	—	—	—	—	—	—

Total Distribution to holders of A-l Preferred Stock	25,000,000	25,500,000	34,472,001	57,272,001	76,452,300	81,202,500	85,952,500	92,970,626

Total Distribution to holders of Common Stock	—	24,500,000	40,527,999	67,727,999	98,547,500	143,797,500	189,047,500	207,029,374

Investor Rights Certificate — Exhibit C

Rules-Based Medicine, Inc.
Investor Rights Agreement: Schedule C — Liquidation Examples

Returns Analysis — On or Prior to October 12, 2009	Options issued to those who own <2.5%
Adjusted Preferred Ownership Percentage (“APO”) Calculation

A-1 Preferred Shares	7,485,231
+ Adjustment For Diluting Shares	—
Numerator	7,485,231

A-1 Preferred Shares	7,485,231
+ Adjustment For Diluting Shares	—
Total A-1 Preferred Shares	7,485,231
+ Original Common Outstanding	8,109,000
+ Common Issued for Options for owners of >2.5%	—
+ Common Issued for Options for owners of <2.5%	820,749
Denominator	16,414,980
APO	45.6%
Adjustment for Diluting Shares

Series A-1 Preferred Shares	7,485,231
divided by Outstanding Common	8,109,000
Equals	92%

Multiplied by
Common Issued for Options for owners of >2.5%	—
Adjustment for Diluting Shares	—
Step 3 — Section 2.1.3 of Certificate of Incorporation

Total distribution due to Common Holders in this step $25,000,000 * ((1-APO)/APO) = $25,000,000 * (0.54/0 46) =	$29,824,561
Step 4 — Section 2.1.4 of Certificate of Incorporation

Maximum distribution in this step ($75,000,000-distribution in Step 2)/APO =	$109,649,121
Maximum distribution to Preferred Holders	$ 50,000,000
Maximum distribution to Common Holders	$ 59,649,121
Step 5 — Section 2.1.5 of Certificate of Incorporation
Pre-2012 Permitted Dilution Factor
Shares of capital issued since Oct 12, 2007/then outstanding shares of capital stock (excluding Diluting Shares)
Pre-2012 Permitted Dilution factor 5%

				Cash Payout to
				A-1 Pref	Common
Preferred distribution. 10%*(1-Pre-2012 Permitted Dilution Factor)		9.5%	Step 2	25,000,000	0
Common distribution (1-Preferred Distribution)		90 5%	Step 3	0	29,824,561
			Step 4	50,000,000	59,649,121

			Total	75,000,000	89,473,682
Maximum incremental total distribution in Step 5	$113,304,091		Step 5	10,763,889	102,540,202

			Total	85,763,889	192,013,884

Max Preferred distribution in Steps 2, 4 and 5 32.5%*APO/48% =		30 9%	%	30 9%	69 1%
Step 6 — Section 2.1.6 of Certificate of Incorporation

Residual Preferred Percentage 32.5% * APO/48% =	30 9%
Common distribution 100% — Residual Preferred Percentage =	69 1%
Investor Rights Certificate — Exhibit C

Rules-Based Medicine, Inc.
Investor Rights Agreement: Schedule C — Liquidation Examples

Returns Analysis — October 13, 2009 to December 31, 2011	No Options Issued
Waterfall of Distribution of Assets October 13, 2009 — December 31, 2011

Total Assets of the Company Available for Distribution	$25,000,000	$50,000,000	$75,000,000	$125,000,000	$175,000,000	$225,000,000	$275,000,000	$300,000,000

Step 1 — Section 2.1.1 of Certificate of Incorporation, Accrued but unpaid cash dividends
Distribution to holders of A-l Preferred Stock	500,000	500,000	500,000	500,000	500,000	500,000	500,000	500,000

Step 2 — Section 2.1.2 of Certificate of Incorporation — up to Series A-1 Original Issue Price
Distribution to holders of A-l Preferred Stock	24,500,000	25,000,000	25,000,000	25,000,000	25,000,000	25,000,000	25,000,000	25,000,000

Distribution to holders of Common Stock

Remaining Assets Available for Distribution	—	24,500,000	49,500,000	99,500,000	149,500,000	199,500,000	249,500,000	274,500,000

Step 3 —Section 2.1.3 of Certificate of Incorporation
Distribution to holders of A-l Preferred Stock
Distribution to holders of Common Stock	—	24,500,000	27,083,332	27,083,332	27,083,332	27,083,332	27,083,332	27,083,332

Remaining Assets Available for Distribution	—	—	22,416,668	72,416,668	122,416,668	172,416,668	222,416,668	247,416,668

Step 4 — Section 2.1.4 of Certificate of Incorporation
Distribution to holders of A-l Preferred Stock	—	—	10,760,001	34,760,001	50,000,000	50,000,000	50,000,000	50,000,000
Distribution to holders of Common Stock	—	—	11,656,667	37,656,667	54,166,665	54,166,665	54,166,665	54,166,665

Remaining Assets Available for Distribution	—	—	—	—	18,250,003	68,250,003	118,250,003	143,250,003

Step 5 — Section 2.1.5 of Certificate of Incorporation
Distribution to holders of A-1 Preferred Stock	—	—	—	—	3,650,001	13,650,001	23,650,001	28,650,001
Distribution to holders of Common Stock	—	—	—	—	14,600,002	54,600,002	94,600,002	114,600,002

Remaining Assets Available for Distribution	—	—	—	—	—	—	—	—

Step 6 — Section 2.1.6 of Certificate of Incorporation
Distribution to holders of A-1 Preferred Stock	—	—	—	—	—	—	—	—
Distribution to holders of Common Stock	—	—	—	—	—	—	—	—

Remaining Assets Available for Distribution	—	—	—	—	—	—	—	—

Total Distribution to holders of A-l Preferred Stock	25,000,000	25,500,000	36,260,001	60,260,001	79,150,001	89,150,001	99,130,001	104,150,001

Total Distribution to holders of Common Stock	—	24,500,000	38,739,999	64,739,999	95,849,999	135,849,999	175,849,999	195,849,999

Investor Rights Certificate — Exhibit C

Rules-Based Medicine, Inc.
Investor Rights Agreement: Schedule C — Liquidation Examples

Returns Analysis — October 13, 2009 to December 31, 2011	No Options Issued
Adjusted Preferred Ownership Percentage (“APO”) Calculation

A-1 Preferred Shares	7,485,231
+ Adjustment For Diluting Shares	—
Numerator	7,485,231

A-1 Preferred Shares	7,485,231
+ Adjustment For Diluting Shares	—
Total A-1 Preferred Shares	7,485,231
+ Original Common Outstanding	8,109,000
+ Common Issued for Options for owners of >2.5%
+ Common Issued for Options for owners of <2.5%	—
Denominator	15,594,231
APO	48.0%
Adjustment for Diluting Shares

Series A-1 Preferred Shares	7,485,231
divided by Outstanding Common	8,109,000
Equals	92%

Multiplied by
Common Issued for Options for owners of >2.5%	—
Adjustment for Diluting Shares	—
Step 3 — Section 2.1.3 of Certificate of Incorporation

Total distribution due to Common Holders in this step $25,000,000 * ((1 APO)/APO) = $25,000,000 * (0.52/0 48) =	$27,083,332
Step 4 — Section 2.1.4 of Certificate of Incorporation

Maximum distribution in this step ($75,000,000-distribution in Step 2)/APO =	$104,166 665
Maximum distribution to Preferred Holders.	$ 50,000,000
Maximum distribution to Common Holders	$ 54,166,665
Step 5 — Section 2.1.5 of Certificate of Incorporation
Pre-2012 Permitted Dilution Factor
Shares of capital issued since Oct 12, 2007/then outstanding shares of capital stock (excluding Diluting Shares)
Pre-2012 Permitted Dilution Factor 0%

				Cash Payout to
				A-1 Pref	Common
Preferred distribution 10%*(1-Pre-2012 Permitted Dilution Factor)		20 0%	Step 2	25 000 000	0
Common distribution (1 Preferred Distribution)		80 0%	Step 3	0	27,083,332
			Step 4	50,000,000	54 166,665

			Total	75,000,000	81,249,997
Maximum incremental total distribution in Step 5	$193,749,992		Step 5	38,749,998	154,999,994

			Total	113,749,998	236,249,991

Max Preferred distribution in Steps 2, 4 and 5 32.5%*APO/48% =		32.5%	%	32.5%	67.5%
Step 6 — Section 2.1.6 of Certificate of Incorporation

Residual Preferred Percentage 32.5% * APO/48% =	32.5%
Common distribution 100% — Residual Preferred Percentage =	67.5%
Investor Rights Certificate — Exhibit C

Rules-Based Medicine, Inc.
Investor Rights Agreement: Schedule C — Liquidation Examples

Returns Analysis — October 13, 2009 to December 31, 2011	Options issued to those who own >2.5%
Waterfall of Distribution of Assets October 13, 2009 — December 31, 2011

Total Assets of the Company Available for Distribution	$25,000,000	$50,000,000	$75,000,000	$125,000,000	$175,000,000	$225,000,000	$275,000,000	$300,000,000

Step 1 — Section 2.1.1 of Certificate of Incorporation Accrued but unpaid cash dividends
Distribution to holders of A-l Preferred Stock	500,000	500,000	500,000	500,000	500,000	500,000	500,000	500,000

Step 2 — Section 2.1.2 of Certificate of Incorporation — up to Series A-1 Original Issue Price
Distribution to holders of A-l Preferred Stock	24,500,000	25,000,000	25,000,000	25,000,000	25,000,000	25,000,000	25,000,000	25,000,000

Distribution to holders of Common Stock

Remaining Assets Available for Distribution	—	24,500,000	49,500,000	99,500,000	149,500,000	199,500,000	249,500,000	274,500,000

Step 3 — Section 2.1.3 of Certificate of Incorporation
Distribution to holders of A-l Preferred Stock
Distribution to holders of Common Stock	—	24,500,000	27,083,332	27,083,332	27,083,332	27,083,332	27,083,332	27,083,332

Remaining Assets Available for Distribution	—	—	22,416,668	72,416,668	122,416,668	172,416,668	222,416,668	247,416,668

Step 4 — Section 2.1.4 of Certificate of Incorporation
Distribution to holders of A-l Preferred Stock	—	—	10,760,001	34,760,001	50,000,000	50,000,000	50,000,000	50,000,000
Distribution to holders of Common Stock	—	—	11,656,667	37,656,667	54,166,665	54,166,665	54,166,665	54,166,665

Remaining Assets Available for Distribution	—	—	—	—	18,250,003	68,250,003	118,250,003	143,250,003

Step 5 — Section 2.1.5 of Certificate of Incorporation
Distribution to holders of A-1 Preferred Stock	—	—	—	—	3,650,001	13,650,001	23,650,001	28,650,001
Distribution to holders of Common Stock	—	—	—	—	14,600,002	54,600,002	94,600,002	114,600,002

Remaining Assets Available for Distribution	—	—	—	—	—		—	—

Step 6 Section 2.1.6 of Certificate of Incorporation
Distribution to holders of A-1 Preferred Stock	—	—	—	—	—	—	—	—
Distribution to holders of Common Stock		—	—	—	—	—	—	—

Remaining Assets Available for Distribution	—		—	—	—		—	—

Total Distribution to holders of A-l Preferred Stock	25,000,000	25,500,000	36,260,001	60,260,001	79,150,001	89,150,001	99,150,001	104,150,001

Total Distribution to holders of Common Stock	—	24,500,000	38,739,999	64,739,999	95,849,999	135,849,999	175,849,999	195,849,999

Investor Rights Certificate — Exhibit C

Rules-Based Medicine, Inc.
Investor Rights Agreement: Schedule C — Liquidation Examples

Returns Analysis — October 13, 2009 to December 31, 2011	Options Issued to those who own > 2.5%
Adjusted Preferred Ownership Percentage (“APO”) Calculation

A-1 Preferred Shares	7,485,231
+ Adjustment For Diluting Shares	757,614
Numerator	8,242,845

A 1 Preferred Shares	7,485,231
+ Adjustment For Diluting Shares	757,614
Total A-1 Preferred Shares	8,242,845
+ Original Common Outstanding	8,109,000
+ Common Issued for Options for owners of > 2.5%	820,749
+ Common Issued for Options for owners of < 2.5%	—
Denominator	17,172,594
APO	48.0%
Adjustment for Diluting Shares

Series A-1 Preferred Shares	7,485,231
divided by Outstanding Common	8,109,000
Equals	92%

Multiplied by
Common Issued for Options for owners of >2.5%	820,749
Adjustment for Diluting Shares	757,614
Step 3 — Section 21.3 of Certificate of Incorporation

Total distribution due to Common Holders in this step $25,000,000* ((1-APO)/APO) = $25,000,000* (0 52/0 48) =	$27,083,332
Step 4 — Section 2.1.4 of Certificate of Incorporation

Maximum distribution in this step ($75,000,000-distribution in Step 2)/APO =	$104,166,665
Maximum distribution to Preferred Holders:	$ 50,000,000
Maximum distribution to Common Holders.	$ 54,166,665
Step 5 — Section 2.1.5 of Certificate of Incorporation
Pre-2012 Permitted Dilution Factor
Shares of capital issued since Oct 12, 2007/then outstanding shares of capital stock (excluding Diluting Shares)
Pre-2012 Permitted Dilution Factor 0%

				Cash Payout to
				A-1 Pref	Common
Preferred distribution 10%*(1-Pre-2012 Permitted Dilution Factor)		20.0%	Step 2	25,000,000	0
Common distribution (1-Preferred Distribution)		80.0%	Step 3	0	27,083,332
			Step 4	50,000,000	54,166,665

			Total	75,000,000	81,249,997
Maximum incremental total distribution in Step 5.	$193,749,992		Step 5	38,749,998	154,999,994

			Total	113,749,998	236,249,991

Max Preferred distribution in Steps 2, 4 and 5 32.5%*APO/48% =		32.5%	%	32.5%	67.5%
Step 6 — Section 2.1.6 of Certificate of Incorporation

Residual Preferred Percentage 32.5% * APO/48% =	32.5%
Common distribution: 100% — Residual Preferred Percentage =	67.5%
Investor Rights Certificate — Exhibit C